UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Check the appropriate box:
☑ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Trico Marine Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number

Trico Marine Services, Inc.
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
April ___, 2010
Dear Stockholders:
     On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2010 annual meeting of stockholders of Trico Marine Services, Inc. on Thursday, June 10, 2010 at ______, at ___ a.m., local time.
     Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.
     At this year’s annual meeting, you will be asked to vote on the election of directors, the ratification of PricewaterhouseCoopers LLP’s appointment as Trico’s independent registered public accounting firm, the adoption of our 2010 Long-Term Incentive Plan; an amendment to our charter increasing the number of shares of our common stock that we can issue; and an amendment to our charter declassifying our Board of Directors.
     Your vote is important. We urge you to read this proxy statement carefully, and to vote by proxy for your Board’s nominees and in favor of the other proposals by marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope, whether or not you plan to attend the Annual Meeting. Instructions are on the proxy card.
     The proxy statement and the accompanying proxy card are being mailed to our stockholders on or about April ___, 2010.
     Whether you plan to attend the meeting or not, I encourage you to vote promptly so your shares will be represented at the meeting.
     Thank you for your cooperation and continued support.

Sincerely,

Joseph S. Compofelice
Chairman of the Board

Trico Marine Services, Inc.
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 10, 2010
To Our Stockholders:
     The 2010 annual meeting of stockholders of Trico Marine Services, Inc. will be held on Thursday, June 10, 2010 at _______, at ___ a.m., local time. At the annual meeting, stockholders will be asked to:
1.	Elect three Class III directors to hold office until our 2013 annual meeting of stockholders and until their successors have been elected and qualified;

2.	Ratify the appointment of PricewaterhouseCoopers LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

3.	Approve the adoption of the Trico Marine Services, Inc. 2010 Long-Term Incentive Plan;

4.	Approve an amendment to our charter increasing the number of authorized shares of our common stock;

5.	Approve an amendment to our charter declassifying our Board of Directors; and

6.	Consider any other business properly brought before the annual meeting.
     Our Board of Directors has fixed the close of business on April 16, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders will be available for examination at the annual meeting and at our corporate office for the ten days prior to the annual meeting.
     STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IT IS IMPORTANT THAT YOU READ THE PROXY STATEMENT AND FOLLOW THE INSTRUCTIONS ON YOUR PROXY CARD TO VOTE BY MAIL. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED.
     THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE AS PROVIDED IN THE PROXY STATEMENT.

By Order of the Board of Directors,

Rishi A. Varma
Corporate Secretary
Houston, Texas
April ___, 2010

YOUR VOTE IS IMPORTANT:
If you hold your shares in registered name, please submit a proxy
FOR the three directors nominated by the Board of Directors in Proposal 1, FOR ratifying
PricewaterhouseCoopers as the Company’s independent registered public accounting firm in Proposal 2,
FOR approving the Trico Marine Services, Inc. 2010 Long Term Incentive Plan in Proposal 3, FOR
increasing the Company’s authorized shares in Proposal 4, and FOR declassifying the Company’s Board of
Directors by amending its charter in Proposal 5 by following the instructions on your proxy card. If you hold your shares through a bank, broker or other custodian, you will receive a voting instruction form from your custodian. Please instruct them to vote your shares FOR the three directors nominated by the Board of Directors in Proposal 1, FOR ratifying PricewaterhouseCoopers as the
Company’s independent registered public accounting firm in Proposal 2, FOR approving the Trico Marine
Services, Inc. 2010 Long Term Incentive Plan in Proposal 3, FOR increasing the Company’s authorized shares in Proposal 4, and FOR declassifying the Company’s Board of Directors by amending its charter in
Proposal 5 on the proxy card.

 i

Trico Marine Services, Inc.
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
April ___, 2010
PROXY STATEMENT
INTRODUCTION
     This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Trico Marine Services, Inc. (the “Company” or “Trico”), for use at the 2010 annual meeting of stockholders (the “annual meeting”) to be held on Thursday, June 10, 2010 at _______, at ___ a.m., local time, and any postponements or adjournments thereof. We are mailing this proxy statement and proxy card to you on or about April ___, 2010.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	WHY AM I RECEIVING THIS PROXY STATEMENT?

A:	Our Board of Directors (our “Board”) is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on April 16, 2010, the record date for the meeting, and are entitled to vote at the meeting. The proxy statement, along with a proxy card or a voting instruction form, is being mailed to stockholders beginning April ___, 2010. This proxy statement contains information relating to your vote at the annual meeting. You do not need to attend the annual meeting to vote your shares if you submit a proxy.

Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At the annual meeting, our stockholders will be asked to: (i) elect three Class III directors, (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, (iii) approve the Trico Marine Services, Inc. 2010 Long-Term Incentive Plan, (iv) approve an amendment to our charter increasing the number of shares of our common stock that we are authorized to issue, (v) approve an amendment to our charter declassifying the Board, and (vi) consider any other matter that properly comes before the meeting or any postponement(s) or adjournment(s) thereof.

Q:	WHEN AND WHERE WILL THE MEETING BE HELD?

A:	The annual meeting will be held on Thursday, June 10, 2010 at _______ at ___ a.m., local time. If you would like to obtain directions to be able to attend the annual meeting and vote in person, you can write to our Corporate Secretary, at Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380 or call our Corporate Secretary at (713) 780-9926.

Q:	WHO IS SOLICITING MY PROXY?

A:	Our Board is soliciting your proxy to vote at the annual meeting. By completing and returning the proxy card or voting instruction card, you are authorizing the proxy holders to vote your shares at the annual meeting as you have instructed them on the card.

Q:	HOW MANY VOTES DO I HAVE?

A:	You have one vote for every share of our common stock that you owned on the record date, unless (i) you are a non-U.S. citizen, (ii) you own Excess Shares (as defined in our charter), and (iii) your shares are subject to the limitations set forth in Article SIX, Section 2 of our charter. Trico’s charter grants the Company the authority to deny voting rights to any “Excess Shares” held by “Aliens” (meaning non-U.S. citizens, including permanent residents who are not U.S. citizens) so that Trico may remain eligible under the Jones Act to engage in U.S. coastwise maritime trade in the U.S. Gulf of Mexico. Excess Shares consist of shares of Trico common stock held by Aliens to the extent such shares exceed 24.99% of the total number of outstanding shares of Trico common stock. If Excess Shares exist, the shares that will be deemed to be Excess Shares will be those Alien-owned shares that the Board determines became so owned most recently. An Alien who holds shares deemed Excess Shares would not be entitled to vote the Excess Shares at the annual meeting, but would be entitled to vote any shares he or she held to the extent not deemed Excess Shares. We believe that there are no Excess Shares as of the date of this proxy statement.

Q:	HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

A:	As of the close of business on the record date, we had ___,___,___ shares of common stock outstanding (not including treasury shares, which are not entitled to vote). Accordingly, a total of ___,___,___ votes, in the aggregate, can be cast by our stockholders because there are no Excess Shares.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:	Our Bylaws provide that a majority of the issued and outstanding shares of stock entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of our stockholders. As of the close of business on the record date, _,___,___ shares of common stock constitute a majority of our issued and outstanding stock entitled to vote at the meeting.

Q:	HOW DO YOU DETERMINE WHETHER A SHARE IS PRESENT AT THE MEETING?

A:	A share is present at the annual meeting if the record holder of that share either votes it in person at the meeting or has properly submitted a proxy in accordance with this proxy statement authorizing the proxy holders to vote such share. In addition, abstentions and broker non-votes (see “What is a Broker Non-Vote?” below) will be counted for purposes of determining whether a quorum is present at the meeting. If any Excess Shares subject to the limitations set forth in Article SIX Section 2 of our charter existed, such Excess Shares would NOT be deemed present at the meeting.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	If your shares are registered directly in your name with our transfer agent, then you are considered, with respect to those shares, the “stockholder of record.” In that case, the proxy statement and proxy card is directly mailed to you by us. If your shares are held in a stock brokerage account or by a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In that case, the proxy statement is forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by mailing the voting instruction form included in the mailing to your custodian.

Q:	WHAT IS A BROKER NON-VOTE?

A:	Under the rules that govern brokers who have record ownership of shares that they hold in street name for clients who beneficially own such shares, if a broker has not received any voting instructions from its client within the time specified by the broker, a broker may vote such shares in its discretion on “routine” matters, but may not exercise its discretion to vote such shares on “non-routine” matters. When a broker votes a client’s shares on some but not all of the proposals presented at the meeting, each non-routine proposal for which the broker cannot vote because it has not received a voting instruction from the client is referred to as a “broker non-vote.”

We believe that (a) Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and (b) Proposal 4, the approval an amendment to our charter increasing the number of authorized shares of our common stock, are the only “routine” matters to be voted on by our stockholders at the 2010 Annual Meeting, and a broker will be permitted to vote its client’s shares in the broker’s discretion absent instructions from its client on Proposals 2 and 4. With respect to each of the remaining proposals (Proposals 1, 3 and 5), a broker cannot vote with respect to such proposal unless it receives voting instructions from the client.

We urge you to provide instructions to your broker to ensure that your votes will be represented at the meeting and counted on these important matters. You should vote your shares by following the instructions provided on the voting instruction card to ensure that a proxy card is voted on your behalf.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

A:	The elections of Edward Hutcheson, Per Staehr and Myles Scoggins require the affirmative vote “for” the nominee by a majority of the votes cast with respect to such nominee at the annual meeting. Votes cast “for” or “against” a nominee will count as votes cast, but abstentions and broker non-votes will not count as a vote cast.

The
•	ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2010 (Proposal 2) and

•	approval of the Company’s 2010 Long-Term Incentive Plan (Proposal 3)
each requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted for determining whether a quorum is present at the meeting and will effectively count as votes “against” these proposals. Broker non-votes with respect to Proposal 3 will be disregarded in determining whether the proposal has been approved by a majority of the shares of common stock present in person or represented by proxy and entitled to vote.

The
•	amendment of the Company’s charter to increase the number of authorized shares of the Company’s common stock (Proposal 4) and

•	amendment of the Company’s charter to declassify the Board (Proposal 5)
each requires the affirmative vote of a majority of the outstanding shares of Company’s common stock. Abstentions will effectively count as votes “against” these proposals. Broker non-votes with respect to Proposal 5 will effectively count as a vote “against” the proposal.
Q:	WHAT WOULD HAPPEN IF STOCKHOLDERS DO NOT RATIFY THE APPOINTMENT OF PRICEWATERHOUSE LLP?

A:	While not required to do so, the Board submits the Audit Committee’s selection of the independent registered public accountants to our stockholders for ratification as a matter of good corporate governance. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP (Proposal 2) by the required vote, the Audit Committee will consider whether it is appropriate to select another independent registered public accountant. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if the Audit Committee believes that such a change would be in the best interest of our Company and our stockholders.

Q:	HOW DO I VOTE?

A:	Voting in Person at the Meeting. If you are a stockholder of record as of April 16, 2010 and attend the annual meeting, you may vote in person at the meeting. If your shares are held by a broker, bank or other nominee (i.e., in “street name”) and you wish to vote in person at the meeting, you will need to contact your broker, bank or other nominee that holds your shares of record to obtain a legal proxy allowing attendance at the annual meeting.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares in your own name as a holder of record, you may vote your shares by signing, dating and mailing the enclosed proxy card in the pre-paid envelope we have provided.

Voting by Proxy for Shares Registered in Street Name. If your shares are held in street name, you will receive instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted.

Q:	CAN I REVOKE MY PROXY?

A:	If you give a proxy, you may revoke it in one of three ways:
•	submit a valid new proxy card with a later date to our Corporate Secretary, Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380;

•	notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•	vote in person at the annual meeting, in which case your previously submitted proxy will not be used.
Q:	WHAT IF I DON’T VOTE FOR A MATTER LISTED ON MY PROXY CARD?

A:	• If you return the proxy card without indicating your vote for a director (Proposal 1), your shares will be voted FOR each of the nominees listed on your card.
• If you return the proxy card without indicating your vote with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 2), then your shares will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

• If you return the proxy card without indicating your vote with respect to Trico Marine Services, Inc.’s 2010 Long-Term Incentive Plan (Proposal 3), then your shares will be voted FOR approving the 2010 Long-Term Incentive Plan.

• If you return the proxy card without indicating your vote with respect to increasing the number of authorized shares of the Company’s common stock (Proposal 4), then your shares will be voted FOR such increase.

• If you return the proxy card without indicating your vote with respect to declassifying our Board of Directors by approving the proposed amendment to the Company’s charter (Proposal 5), then your shares will be voted FOR approving such amendment.
Q:	WHO PAYS FOR SOLICITING PROXIES?

A:	We bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy card for the annual meeting. Proxies may be solicited by mail, personal interview, telephone and other means of communication. We may also solicit by means of press releases and advertisements in periodicals. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies and we will reimburse their reasonable out-of-pocket expenses. The Company has retained Mackenzie Partners, Inc to aid in the solicitation of proxies. The anticipated fee of such firm is $9,500 plus out-of-pocket costs and expenses. The cost of solicitation will be borne entirely by the Company.

The Securities and Exchange Commission (the “SEC”) permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.

A number of brokerage firms have instituted householding. As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report and/or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports and/or proxy statements wishes to receive a single annual report and/or proxy statement in the future, that stockholder should contact his broker or send a request to our Corporate Secretary at: Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380, telephone number (713) 780-9926. We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the 2009 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Q:	COULD OTHER MATTERS BE DECIDED AT THE MEETING?

A:	The Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	DO I NEED TO BRING ANY DOCUMENTATION TO ATTEND THE ANNUAL MEETING?

A:	If you plan to attend the meeting in person, please bring proper identification and proof of ownership of your shares. If your shares are held in street name, you will need to bring a letter from your broker stating that you owned the Company’s stock on the record date or an account statement showing that you owned the Company’s stock on the record date.

Q:	WHEN ARE DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS DUE FOR THE 2011 ANNUAL MEETING?

A:	If you want to nominate candidates for election as director at the 2011 annual meeting, you must submit written notice of your director nomination(s) to our Corporate Secretary at 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380. Your notice must be delivered to or mailed and received by our Corporate Secretary on or after the close of business on February 10, 2011 and on or before the close of business on March 12, 2011 and must otherwise comply with the notice procedures and other requirements of our bylaws. In the event that the date of the 2011 annual meeting is more than 30 days before or more than 60 days after the anniversary of the 2010 annual meeting, your notice must be delivered to or mailed and received by our Corporate Secretary on or after the close of business on the 120th day prior to the date of such annual meeting and on or before the close of business on the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, on or before the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

If you want us to include a proposal in the Company’s proxy statement and form of proxy for the 2011 annual meeting, you must submit written notice of your proposal to our Corporate Secretary. Your notice must be delivered to or mailed and received by our Corporate Secretary no later than ______ and must otherwise comply with the notice procedures and other requirements set forth in our bylaws. We will include in our proxy statement and form of proxy only proposals meeting the requirements of applicable SEC rules.

If you want to present a proposal at the 2011 annual meeting but do not wish to have it included in our proxy statement and form of proxy, you must submit written notice to our Corporate Secretary. Your notice must be delivered to or mailed and received by our Corporate Secretary on or after the close of business on February 10, 2011 and on or before the close of business on March 12, 2011 and must otherwise comply with the notice and other requirements set forth in our bylaws; provided, however, that in the event that the date of the 2011 annual meeting is more than 30 days before or more than 60 days after the anniversary of the 2010 annual meeting, your notice must be delivered to or mailed and received by our Corporate Secretary on or after the close of business on the 120th day prior to the date of such annual meeting and on or before the close of business on the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, on or before the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

If you would like a copy of our bylaws, please contact our Corporate Secretary. Failure to comply with our applicable procedures and deadlines set forth in the Bylaws or the SEC rules may preclude your proposed director nominees and your proposal from being considered at the next annual meeting.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	We intend to announce preliminary voting results at the annual meeting. The voting results will also be disclosed in a current report on SEC Form 8-K within 4 business days of the end of the annual meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS
     Our Board of Directors is currently comprised of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. Edward C. Hutcheson, Jr., Myles W. Scoggins and Per Staehr are currently serving terms that expire at the 2010 annual meeting of stockholders. Richard A. Bachmann and Kenneth M. Burke are currently serving terms that expire at the 2011 annual meeting of stockholders. Joseph S. Compofelice and Ben A. Guill are currently serving a term that expires at the 2012 annual meeting of stockholders, except that Mr. Guill has resigned effective May 1, 2010.
     Our Board has nominated Messrs. Hutcheson and Staehr and Dr. Scoggins for re-election at this year’s annual meeting to serve three-year terms expiring at the annual meeting in 2013. Shares cannot be voted for more than three nominees for the 2010 election of directors, and only one vote per share may be cast for a given nominee.
     In accordance with our bylaws, each of Messrs. Hutcheson and Staehr and Dr. Scoggins has submitted an irrevocable resignation that will take effect only if (i) he does not receive more than 50% of the votes cast on his election and (ii) his resignation is accepted by our board. If any of Messrs. Hutcheson or Staehr or Dr. Scoggins does not receive more than 50% of the votes cast on his election, then the Board (with the resigning directors not participating), acting on the recommendation of the Nominating and Governance Committee would determine whether to accept his resignation. In accordance with our bylaws, in such event our Board would determine, in its sole discretion, whether a reason exists for concluding that it is in the best interests of the Company for the unsuccessful incumbent to remain as a director and, if not, the Board would accept that person’s resignation. If the resignation were accepted, the Nominating and Governance Committee would promptly recommend a candidate to our Board to fill the resulting Board vacancy at the earliest practicable date.
     Unless you vote “AGAINST” or “ABSTAIN” in the election of directors, your proxy card will be voted “FOR” the election of Messrs. Hutcheson and Staehr and Dr. Scoggins. Each of the nominees has consented to be named in this proxy statement and to serve if elected. We have no reason to believe that any of the nominees will be unwilling or unable to serve. However, if any of the nominees should decline or be unable to serve as a director, the Board may name a substitute nominee, and the shares represented by the enclosed proxy card will be voted for such substitute nominee to the fullest extent permitted by applicable law, including by complying with all legal obligations that are applicable to the solicitation of proxies for the election of such substitute nominee.

General Information about the Board of Directors, Directors Standing for Re-Election and Directors Continuing in Office
     The table below sets forth information about Messrs. Hutcheson, Scoggins and Staehr, the three nominees standing for re-election to our Board of Directors at the 2010 annual meeting. The table also includes information about our other directors whose terms will continue after the 2010 annual meeting:

		Principal Occupation, Business Experience and	Director	Seat Subject
Nominees	Age	Directorships	Since	to Election
Edward C. Hutcheson, Jr.	64	Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of Platte River Ventures, a private equity firm investing in industrial companies. From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with a publicly-owned financial services company which merged to form Sanders Morris Harris Group. Mr. Hutcheson co-founded Crown Castle International Corp. in 1994, serving as Chief Executive Officer or Chairman from its inception to March 1997. He continues to serve as a director of the company. Crown Castle, with a $10 billion market capitalization, owns and operates 23,000 wireless communication sites in the US and Australia. From 1987 through 1993, Mr. Hutcheson served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. His assignments included serving as President, Chief Operating Officer and director of the holding company from 1990 through 1993. We consider Mr. Hutcheson to be a qualified candidate for service on the Board due to his over 33 years of experience as an executive or director building companies in a variety of industries, including 23 years experience in the oilfield services sector.	1994	2010

Myles W. Scoggins	62	Dr. Scoggins has been a Trico director since March 2005. In June 2006, Dr. Scoggins was appointed President of Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry. Dr. Scoggins retired in April 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp., where he held senior executive positions in the upstream oil and gas business. In these executive positions, Dr. Scoggins reviewed and assessed the financial statements of these companies. From December 1999 through April 2004 he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in December 1999, he was President, International Exploration & Production and Global Exploration, and an officer and member of the executive committee of Mobil Oil Corp. Since August 2005, Dr. Scoggins has served as a director of Questar Corp., a natural gas focused energy company, since June 2007 as a director of Venoco, Inc., an oil and gas production company, and since March 2010 as a director of Cobalt International Energy. He also serves as director of the Colorado Oil and Gas Association and a member of the National Advisory Council of the United States Department of Energy’s National Renewable Energy Laboratory. We consider Dr. Scoggins to be a qualified candidate for service on the Board due to his national prominence, expertise and nearly 40 years of experience in the oil and gas exploration and production industry.	2005	2010

Per Staehr	66	Mr. Staehr has served as a director of the LPA Group Ltd., an AIM listed manufacturer of railway, airport and marine equipment, since December 2007. Since March 2005 he has also served as Chairman of the Daniamant Group, a Danish based manufacturer of IMO/SOLAS certified safety lights for emergency lifejackets and liferafts for the marine industry; since January 2009 as a director of EIVA, a software supplier to the oil and marine industries; and since October 2009 as the Chairman of	2005	2010

		Principal Occupation, Business Experience and	Director	Seat Subject
Nominees	Age	Directorships	Since	to Election
Euroferries, a company for cross Channel fast ferry services. Mr. Staehr served as Chairman of A2SEA A/S, the leading European offshore wind turbine installation company, from April 2001 until June 2009 when the company was sold. From November 1997 to June 2004, he served as Chief Executive Officer, Chairman and Chief Country Representative of Bombardier Transportation UK Ltd., a global leader in the rail equipment manufacturing and service industry. Prior to that time, between October 1973 and November 1997, Mr. Staehr held senior positions within the Danish A/P Moller Group (shipping and offshore oil), including his service as President of Maersk Contractors, an international offshore drilling and contracting company. We consider Mr. Staehr to be a qualified candidate for service on the Board due to his breadth of experience in European business and his over 23 years of experience in the marine and offshore industry, primarily in the North Sea.

		Principal Occupation, Business Experience and	Director	Seat Subject
Other Directors	Age	Directorships	Since	to Election
Richard A. Bachmann	64	Mr. Bachmann is the lead director of the Board of Directors and Chairman of the Board’s Nominating and Governance Committee. In February 1998, Mr. Bachmann founded Energy Partners, Limited, an independent exploration and production company focused on deep water of the Gulf of Mexico and the continental shelf, and served as its Chairman and Chief Executive Officer from February 1998 until March 2009. From September 1995 to January 1997, he served as Director, President and Chief Operating Officer of The Louisiana Land and Exploration Company, an independent oil and gas exploration company. We consider Mr. Bachmann to be a qualified candidate for service on the Board due to his 41 years of executive experience in the oil and gas exploration industry.	2005	2011

Kenneth M. Burke	60	Mr. Burke retired from Ernst & Young, a public accounting firm in June 2004 after a 31 year career. During his time at Ernst & Young, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast area and also served as coordinating Partner primarily for energy and oilfield service companies. Mr. Burke also is a former chairman of the AICPA Oil & Gas Committee. He has been a Director of Pride International, Inc., a provider of offshore drilling and related services worldwide, since December 2006. Mr. Burke also serves on the Audit and Compensation Committees of the Board of Directors of Pride International, Inc. We consider Mr. Burke to be a qualified candidate for service on the Board due to his financial and accounting expertise, his experience in the oil and gas industry, and over 30 years of experience in public accounting, including serving as a coordinating partner for energy and oilfield service companies.	2005	2011

Joseph S. Compofelice	60	Mr. Compofelice has served as our Chairman of our Board since April 27, 2004. On July 9, 2007, Mr. Compofelice was elected as our Chief Executive Officer. From March 31, 2005 through August 31, 2005, Mr. Compofelice served as our Interim Chief Executive Officer. Mr. Compofelice has served as Managing Director of Houston Capital Advisors LP, a boutique financial advisory, merger and acquisition investment bank since January 2004. He was President and Chief Executive Officer of Aquilex Services Corp. (service and equipment provider to the power generation industry) from October 2001 to October 2003. From February 1998 through October 2000, Mr. Compofelice was the Chairman and Chief Executive Officer of CompX International Inc., a provider of hardware components to the office furniture, computer and other industries. From March 1994 to May 1998, he was director and	2003	2012

		Principal Occupation, Business Experience and	Director	Seat Subject
Other Directors	Age	Directorships	Since	to Election
		Chief Financial Officer at NL Industries, Inc., Titanium Metals Corporation and Tremont Corp. Prior to that Mr. Compofelice was President of the Oilfield Equipment Group of Baroid Corporation and President of Smith Drilling Systems oilfield service entities. We consider Mr. Compofelice to be a qualified candidate for service on the Board due to his broad business experience, his over 30 years of executive experience in energy and oilfield companies, his familiarity with our business operations acquired over several years as our Chief Executive Officer, and his skills and knowledge of financial markets acquired in investment banking.

Ben A. Guill	59	Mr. Guill was appointed to the Board on February 13, 2008 and has resigned from the Board effective May 1, 2010. In August 2008, Mr. Guill founded White Deer Energy, a private equity investment firm and has served as a Managing Partner since its founding. Until April 2007, Mr. Guill was President of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in September 1998. Prior to joining First Reserve, Mr. Guill was the Managing Director and Co-head of Investment Banking of Simmons & Company International, an investment banking firm specializing in the oil service industry. Mr. Guill also serves on the board of directors of National Oilwell Varco, which designs, manufactures and sells equipment and components used in oil and gas drilling and production operations and provides oilfield services and supply chain integration services to the upstream oil and gas industry. We consider Mr. Guill to have been a qualified candidate for service on the Board due to his broad business experience and over 25 years of experience in energy and oilfield service companies. Mr. Guill has resigned from the Board effective May 1, 2010.	2008	2012
Director Qualifications, Skills and Board Diversity
     Each of our directors and director nominees were chosen based on their extensive business as well as relevant industry experience to help guide the Company, as demonstrated in the biographical information set forth above. In addition, other qualifying characteristics of our directors include integrity, honesty, commitment in time and energy, financial literacy, maturity, business judgment, cooperativeness in working with others and their skills and experience in the context of the needs of the Board. While the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Governance Committee and Board strive to nominate individuals to serve on our Board who possess a variety of complementary skills and perspectives and share common industry experiences so that, as a group, the Board will possess the appropriate skills, expertise and diverse perspectives to oversee the Company’s businesses.
OUR BOARD OF DIRECTORS HAS NOMINATED DR. SCOGGINS AND MESSRS. HUTCHESON AND STAEHR FOR RE-ELECTION AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF EACH OF DR. SCOGGINS AND MESSRS. HUTCHESON AND STAEHR, THE CLASS III NOMINEES ON THE PROXY CARD.
Board and Committee Meetings
     During 2009, our Board held 38 Board and Committee meetings. Each director attended at least 75% of the combined number of meetings of the Board and committees of which he was a member during 2009.

Director Independence
     Our Board has reviewed the independence of our directors using the independence standards of The Nasdaq Stock Market LLC (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that all members of the Board other than Mr. Compofelice are independent within the meaning of the Nasdaq listing standards currently in effect.
     In addition, the members of the Audit Committee of the Board also each qualify as “independent” under special standards established by the SEC for members of audit committees, and the Audit Committee includes at least one member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Mr. Burke is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Burke’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Burke any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.
Board Leadership Structure
     Our Chairman of the Board is also our Chief Executive Officer. Mr. Compofelice was already our Chairman of the Board when our former CEO left the Company. Because of Mr. Compofelice’s familiarity with the organization and his leadership role, we felt it was appropriate to appoint him CEO at that time. The Board of Directors is of the opinion that it is in our Company’s and its stockholders best interests that Mr. Compofelice serves as both Chairman and Chief Executive Officer. We believe this board leadership structure is the most appropriate because it provides the Chief Executive Officer with multiple perspectives on the Company through his multiple roles. Having one individual fill both roles allows the Chief Executive Officer to better understand and meet the Board’s priorities while enabling the Chairman to better understand the needs and priorities of our customers and other stakeholders. We therefore believe combining the two roles greatly enhances the decision-making processes of the Board as a whole. The combination of the chairman and chief executive officer roles can be advantageous for a company if combined with an appropriate set of checks and balances. These checks and balances include an independent lead director, a majority of independent directors, regular private meetings of the independent directors chaired by the lead director and separate Board committees (Nominating and Governance and Nomination, Audit Committee and Compensation Committee) that all are composed exclusively of independent directors. We have instituted all of these checks and balances. In addition, our lead director:
•	presides at all meetings of the Board at which the Chairman is not present;

•	calls meetings of the independent directors and presides at executive sessions of independent directors;

•	collaborates with the Chairman in setting the Board’s agenda;

•	approves the agendas for, and information and data provided to, directors at executive sessions of the independent directors;

•	advises the Chairman of decisions reached, and suggestions made, at executive sessions of independent directors;

•	serves as the principal liaison between the Chairman and other members of management, and the independent directors;

•	where and when appropriate (and when not already addressed by the chairperson of another Board committee), is available to conduct exit interviews with resigning senior managers; and

•	performs such other duties as may from time to time be delegated to the lead director by the Board.

     Mr. Bachmann serves as our lead director. In 2009, the independent directors held 20 meetings chaired by the lead director. Among other topics at their meetings in 2009, the independent directors addressed succession planning for the Chairman and Chief Executive Officer and evaluated his performance.
Board’s Role in Risk Oversight
     We face a number of risks that affect our business, including credit risk, liquidity risk, general economic risks and others. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Risk management plays an important role in the Board’s strategic planning. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
     Various committees of the Board help the Board with its responsibilities with respect to risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial and organizational risks, receives reports from the management team and the firm’s independent auditors regarding such risk as well as particular areas of concern, and makes periodic reports to the Board about these items. Additionally, our Chief Financial Officer and our finance and accounting staff are responsible for overseeing our liquidity and credit risk and communicate with our Board and Chairman frequently in this respect. The Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy.
     We believe that providing for full and open communication between management and the Board is essential for effective risk management and oversight. Our executive management is tasked with identifying the material risks that the Company faces and implementing appropriate and responsive risk management strategies consistent with the Company’s risk profile, and meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers are available to the Board to address any questions or concerns about management of the Company’s risk and any other matters. Each of our Board committees provides regular reports to the full Board and apprises the Board of our comprehensive risk profile and any areas of concern.
Board Committees
     Our Board has, as standing committees, an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategic Committee. Our Directors are encouraged to attend all committee meetings. The Board has affirmatively determined that each member of each of our Audit Committee, Compensation Committee and Nominating and Governance Committee is “independent” within the meaning of Nasdaq listing standards and the requirements of the SEC. Current members of the individual committees are named below:

Nominating and
Audit	Compensation	Governance	Strategic
Burke* Hutcheson Scoggins	Guill** Bachmann Staehr	Bachmann* Burke Scoggins	Compofelice* Burke Hutcheson

*	Chairman of the committee.

**	Mr. Guill is currently Chairman of the Compensation Committee and has resigned from the Board effective May 1, 2010.
     The Board has adopted a written charter for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Strategic Committee, which sets forth each committee’s purposes, responsibilities and authority. The Board has also adopted Corporate Governance Guidelines, a Proper Business Practices and Ethics Policy (which includes complaint procedures for financial, accounting and audit matters) and a Financial Code of Ethics for Senior Officers. These committee charters, guidelines, codes and procedures are available on our website at www.tricomarine.com. You may also contact our Corporate Secretary at (713) 780-9926 for paper copies free of charge. Changes to or material waivers of our Financial Code of Ethics will be disclosed via our website at www.tricomarine.com.
Audit Committee
     The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. During 2009, the Audit Committee was comprised of Dr. Scoggins and Messrs. Burke, Bachmann and Guill. The Audit Committee is currently comprised of Dr. Scoggins and Messrs. Burke and Hutcheson. During 2009, the Audit Committee held 5 meetings. Mr. Burke has been designated an “audit committee financial expert” as prescribed by the SEC. Each member of the Audit Committee is “independent” as defined by the Nasdaq listing standards. A copy of the Audit Committee charter is available on our website at www.tricomarine.com.
Compensation Committee
     The Compensation Committee’s responsibility primarily is to recommend for Board approval the compensation arrangements for our Chief Executive Officer and other senior management, including establishment of salaries and bonuses and other compensation for executive officers of our Company; to approve any compensation plans in which officers and directors of our Company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; and to review significant issues that relate to changes in benefit plans. The Compensation Committee is authorized to retain the services of independent outside consultants to assist in its efforts. During 2009, the Compensation Committee was comprised of Dr. Scoggins and Messrs. Guill and Hutcheson. The Compensation Committee is currently comprised of Messrs. Guill, Bachmann and Staehr. During 2009, the Compensation Committee held 7 meetings. Each member of the Compensation Committee is “independent” as defined by the Nasdaq listing standards.
     Please see “Compensation Discussion and Analysis” for a description of the process for determining executive compensation.
Compensation Committee Interlocks and Insider Participation
     During fiscal year 2009, no member of the Compensation Committee was an officer or employee or former officer or employee of the Company. No Compensation Committee member had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934. During fiscal year 2009, none of our executive officers served on the compensation committee (or its equivalent) or Board of another entity whose executive officer(s) served on our Compensation Committee or Board.
Nominating and Governance Committee
     The Nominating and Governance Committee assists our Board in identifying qualified individuals to become directors, in determining the size and composition of the Board and its committees and in overseeing the evaluation of the Board and management. It also is charged with developing and maintaining an appropriate set of corporate governance principles for us and generally monitoring developments in corporate governance. During 2009, the Nominating and Governance Committee was comprised of Dr. Scoggins and Messrs. Bachmann and Staehr. The Nominating and Governance Committee is currently comprised of Dr. Scoggins and Messrs. Bachmann and Burke. During 2009, the Nominating and Governance Committee held 5 meetings. Each member of the Nominating and Governance Committee is “independent” as defined by the Nasdaq listing standards.
     The Nominating and Governance Committee identifies potential nominees for director, other than potential nominees who are current directors standing for re-election, through business and other contacts. The Nominating and Governance Committee may in the future also choose to retain a professional search firm to identify potential nominees for director.

     The Nominating and Governance Committee is currently evaluating candidates to fill the vacancy that will be created by Mr. Guill’s resignation. Once the Committee has identified a candidate, the Committee will recommend a nominee to our Board to fill this vacancy by Board action. The person elected by the Board to fill the vacancy would serve as a director until the 2012 annual meeting of stockholders, the remainder of the term to which Mr. Guill was elected.
     The Nominating and Governance Committee recommends nominees to our Board and our Board is ultimately responsible for proposing a slate of nominees to our stockholders for election to the Board, using information provided by the committee. In the event that a majority of the members of the Nominating and Governance Committee are up for re-election to the Board, our Board (with those interested directors abstaining) will evaluate nominees and propose a slate of nominees to our stockholders for election to the Board.
     The Nominating and Governance Committee believes that nominees to our Board must meet certain minimum qualifications, including the achievement of significant success in business or extensive financial expertise, a commitment to representing the long-term interests of our stockholders in the aggregate, adequate time to devote to the business of the Board, and high ethical and moral standards.
     In addition, the Nominating and Governance Committee evaluates a potential nominee in relation to all nominees by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:
•	whether the potential nominee has experience and expertise that is relevant to our business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting us;

•	whether the potential nominee has experience as a board member of a U.S. publicly-held company with global operations, and with regard to any prior board experience the history, nature and overall contribution to such board;

•	whether the potential nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with our best interests and the best interests of all of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.
     In addition, with respect to an incumbent director whom the Nominating and Governance Committee is considering as a potential nominee for re-election, it reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. Each of the nominees for director at the 2010 annual meeting is a current director standing for re-election.
     In evaluating each prospective director nominee, the Nominating and Governance Committee will also take into account Trico’s charter which limits the number of non-U.S. citizens that may serve as directors in the same manner as the Jones Act. The charter is designed to preserve Trico’s Jones Act eligibility. The Committee therefore evaluates prospective director nominees’ citizenship in light of the citizenship of the existing directors in order to comply with Trico’s charter and the requirements of the Jones Act.
     Any stockholder of record entitled to vote for the election of directors at a meeting of stockholders may nominate candidates for election to our Board by submitting written notice of such stockholder’s director nomination(s) to our Corporate Secretary at Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380, provided that such stockholder is a stockholder of record at the time of giving of the notice and complies with applicable requirements of the Company’s bylaws.
     The notice must be delivered to or mailed and received by our Corporate Secretary no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting (in the case of an annual meeting). In the case of a special meeting at which directors are to be elected (or if the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting), then the notice must be delivered no earlier than the close of business on the 120th day prior to the date of such meeting and no later than the close of business on the later of the 100th day prior to the date of such meeting. If the first public announcement of the date of such meeting is less than 100 days prior to the date of the meeting, then the notice must be delivered no later than on or before the close of business on the 10th day following the date of the public announcement.
     Among other things, the notice must set forth:
• the name, age, business and residence address of the nominee;
• a description of arrangements between the stockholder proposing the nomination and the nominee pursuant to which the nomination is made;
• the name and address of any other stockholder who supports the nominee, if known;
• all other information related to the nominee and associated persons required to be disclosed in a proxy statement or other related filings for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and
• a description of compensation and other arrangements for the past 3 years between the nominating stockholder and the nominee and associated persons. In addition, the stockholder must provide, among other things:
• his or her name and address, as they appear on our books;
• the class, series and number of the Company’s securities that the stockholder and the nominee beneficially own;
• any option, warrants, convertible securities, stock appreciation rights or similar rights related to securities of the Company held by the stockholder and the nominees;
• transactions by the stockholder or nominee in the securities, including, the opportunity to profit from the value of any security, and transactions in other derivative securities related to securities of the Company;
• information about any arrangements by such stockholder and nominee related to the voting of Company securities;
• information related to any short interest, rights to dividends or interest payments, proportionate interests in Company securities or derivative securities held through another entity, or performance related fees with respect to the Company’s securities, or other similar arrangements by members of the stockholder’s and nominee’s family sharing the same household; and
• information related to the stockholder required to be disclosed in a proxy statement or other related filings for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     The nominee will also need to include a completed and signed questionnaire related to his or her background and qualifications. The nominee will also need to furnish a representation and agreement that the nominee (i) is not a party to, and will not become a party to, an arrangement related to voting that has not been disclosed or that would conflict with his or her fiduciary duties, (ii) will not become party to any agreement related to compensation, reimbursement or indemnification in connection with his or her service as a director that has not been disclosed and (iii) would be in compliance with all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies of the Company.

     The foregoing summary of the requirements for director nominations by stockholders is qualified in its entirety by the provisions of the Company’s bylaws which are available free of charge by writing to our Corporate Secretary at Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380.
     Stockholder nominees for the 2011 annual meeting of stockholders must be received on or after the close of business on February 10, 2011 and on or before the close of business on March 12, 2011.
Strategic Committee
     The purpose of the Strategic Committee is to serve as a catalyst as well as monitor the development and implementation of the Company’s business strategies. It works with executive and operating management to help the Board focus on strategic issues and make recommendations to the Board which will further the Company’s strategy, including evaluating potential expansion opportunities and monitoring the development and implementation of strategic acquisitions of businesses, companies and assets. The Strategic Committee meets separately as needed, and during 2009 the Strategic Committee held 2 meetings in connection with the Company’s strategic planning process. Otherwise, the members of the Strategic Committee raise strategic planning matters with the entire Board (and members of management, as appropriate) at each regularly scheduled Board meeting.
Executive Sessions; Communications with the Board; Meeting Attendance
     Our Board has adopted a policy providing that the independent directors will meet in executive session without any management present at each regularly scheduled Board meeting, or more frequently if necessary. The independent directors have designated Mr. Bachmann as the lead director, who chairs the executive sessions.
     Any stockholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to c/o Corporate Secretary, Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380. The Corporate Secretary will forward the stockholder’s communication directly to the appropriate director or directors.
     Separately, the Audit Committee of our Board has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. Individuals may notify the Chairman of the Audit Committee in writing, describing in sufficient detail the practice, event or circumstance at issue, by sending the notice to the attention of the Chairman of the Audit Committee, c/o Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380, or to the Company’s Designated Recipient in the manner described on our website (www.tricomarine.com).
     Concerns related to possible violations of our Proper Business Practices and Ethics Policy and Financial Code of Ethics should be reported pursuant to the procedures outlined therein. Copies of both documents are available on our website (www.tricomarine.com).
     Guidelines adopted by our Board recommend that all directors personally attend each annual and special meeting of our stockholders. Five of our directors attended the 2009 annual meeting of stockholders.
Code of Ethics
     We have adopted a Financial Code of Ethics (“Financial Code”), which satisfies the requirements for a code of ethics under SEC rules and regulations. The Financial Code contains the ethical principles by which the Chief Executive Officer, Chief Financial Officer (or other principal financial officer), Chief Accounting Officer and other senior financial officers (the “Senior Officers”) are expected to conduct themselves when carrying out their duties and responsibilities. Senior Officers and the directors must also comply with our Proper Business Practices and Ethics Policy (“Ethics Policy”). If any substantive amendments are made to the Financial Code or if we grant any waiver, including any implicit waiver, from a provision of the Financial Code, we will disclose the nature of such amendment or waiver within 4 business days on our Internet website at www.tricomarine.com. Copies of the Financial Code and the Ethics Policy are available on the investor relations page of our Internet website.

Director Compensation
     The following table sets forth the compensation earned by our non-employee directors for the year ended December 31, 2009:

					Change in
					pension value
					and
				Non-equity	nonqualified
	Fees earned or	Stock	Option	incentive plan	deferred	All other
	paid in cash	awards	awards	compensation	compensation	compensation	Total
Name	($)	(1) ($)	(2) (3)($)	($)	earnings ($)	($)	($)
Kenneth M. Burke Chair of the Audit Committee	75,000	35,700	6,808	—	N/A	—	117,508
Richard A. Bachmann Chair of the Nominating and Governance Committee	70,000	35,700	6,808	—	N/A	—	112,508
Ben A. Guill Chair of the Compensation Committee	65,000	35,700	6,808	—	N/A	—	107,508
Edward C. Hutcheson, Jr.	70,000	35,700	6,808	—	N/A	—	112,508
Myles W. Scoggins	65,000	35,700	6,808	—	N/A	—	107,508
Per Staehr	65,000	35,700	6,808	—	N/A	—	107,508

(1)	On May 13, 2009, each director was granted 10,000 shares of restricted stock. All of the restrictions lapsed on June 13, 2009.

(2)	On May 13, 2009, each director was granted options to purchase 10,000 shares of common stock. The options became exercisable on June 13, 2009.

(3)	Dollar amounts represent the compensation expense recognized in 2009 with respect to outstanding award grants based on the grant date fair value of the respective award, in accordance with accounting guidance for stock compensation. See note 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 16, 2009 for a discussion of the assumptions made in determining these amounts. At December 31, 2009, the following numbers of shares of our common stock held by our non-employee directors were outstanding: Mr. Burke, 40,392 shares; Mr. Bachmann, 25,392 shares; Mr. Guill, 25,799 shares; Mr. Hutcheson, 25,392 shares; Mr. Scoggins, 25,392 shares; and Mr. Staehr, 35,392 shares.

     In 2009, each non-employee director received an annual cash retainer of $65,000. The chairman of the Audit Committee received an additional annual retainer of $10,000, and the chairmen of each of the Nominating and Governance Committee and the Compensation Committee each received an additional annual retainer of $5,000. The Compensation Committee reviewed director cash compensation in February and December 2009, and the cash retainer awards were left at the same levels that have been in effect since 2007.
     In addition to these cash retainers, on May 5, 2009 the non-employee directors received 10,000 shares of restricted stock and options to purchase 10,000 shares of common stock. The total value of the equity awards took into account that director awards at peer companies was expected to decrease significantly in 2009.
     Each non-employee director had the opportunity to enroll in the Company’s health insurance program at the same cost as for employees of the Company. During 2009, none of the non-employee directors participated in the Company’s health insurance program. All directors were reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
     A director who is also an employee receives no additional compensation for services as a director.
EXECUTIVE OFFICERS
General
     Certain information concerning our executive officers as of the date of this proxy statement is set forth below.

Name	Age	Position With Our Company
Joseph S. Compofelice	60	Chairman of the Board, President and Chief Executive Officer
Geoff A. Jones	53	Senior Vice President, Chief Financial Officer and Chief Administrative Officer
Rishi A. Varma	37	Senior Vice President, Chief Operations Officer, General Counsel and Corporate Secretary
Tomas R. Salazar	47	Vice President, Americas and West Africa
D. Michael Wallace	57	Vice President, Business Development
Ray Hoover	54	Global Director of Technical Services
     Joseph S. Compofelice. Information concerning Mr. Compofelice is set forth in the section above entitled “Proposal 1: Election of Directors — General Information about the Board of Directors, Directors Standing for Re-Election and Directors Continuing in Office.”
     Geoff A. Jones. Geoff A. Jones has served as our Senior Vice President, Chief Financial Officer and Chief Administrative Officer since January 1, 2010. Prior to this, he had served as Vice President and Chief Financial Officer from August 2005 to January 2010, Treasurer from March 2005 to August 2005 and Corporate Controller and Secretary from February 2004 to March 2005. From April 2002 to February 2004, Mr. Jones was in private consulting practice. Prior to joining the Company, Mr. Jones had held various management and financial positions in the offshore services industry since 1980. From December 2001 to April 2002, Mr. Jones was Controller, North America, of Aggreko, Inc. From May 2001 to December 2001, Mr. Jones was Vice President, Finance, at Sunland Construction, Inc., a pipeline construction company. From February 2000 to May 2001, Mr. Jones was Corporate Controller of Petroleum Helicopters, Inc., a helicopter service company providing aviation services to the offshore oil and gas, onshore mining, international, air medical and technical services industries.
     Rishi A. Varma. Rishi A. Varma has served as our Senior Vice President, Chief Operations Officer, General Counsel, Corporate Secretary and Director of Corporate Governance since January 1, 2010. Prior to this, he had served as General Counsel, Corporate Secretary and Director of Corporate Governance from May 2005 to January 2010. In March 2007, Mr. Varma was promoted to Chief Administrative Officer. In June 2006, Mr. Varma also became a Vice President. From February 2003 until April 2005, Mr. Varma was Securities Counsel and Director of Corporate Governance with EGL, Inc., an international freight forwarder company. From February 2000 to

May 2002, Mr. Varma was an associate in the Business and Technology group of the law firm of Brobeck, Phleger and Harrison, L.P. From August 1997 until January 2000, Mr. Varma was an associate in the corporate department of the law firm of Rosenman & Colin, LLP.
     Tomas R. Salazar. Tomas R. Salazar has served as our Vice President, Americas and West Africa since January 1, 2010 and is directly responsible for our U.S., Mexico and Brazil operations. Prior to this, he had served as Global Director of Sales and Marketing from January 2008 to January 2010. Mr. Salazar joined Trico in January 2007 as International Sales and Marketing Director. Prior to joining Trico, Mr. Salazar served as the international sales and marketing director for Sea Mar, a provider of marine support and transportation services, from August 2005 to July 2006 and for SeaBulk International, Inc. from June 2003 to July 2005. Prior to that, Mr. Salazar spent over fifteen years with BP p.l.c., a finder, producer, and marketer of natural resources, in positions ranging from Business Development Manager for Latin America to Director of Strategic Planning.
     D. Michael Wallace. D. Michael Wallace has served as our Vice President, Business Development since January 1, 2010. Prior to this, he had served as the Chief Executive Officer of Eastern Marine Services Limited, our joint venture with China Oilfield Services Limited, from December 2006 to January 2010. From November 2002 until December 2006 he served as our Vice President, Emerging Markets and Head of Global Marketing. From January 2000 to November 2002, Mr. Wallace was Vice President of Marine Division with ASCO US LLC, a wholesale petroleum broker. From December 1996 to December 1999, Mr. Wallace was General Manager for Tidewater Marine, Inc., an offshore supply vessel company, in Venezuela.
     Ray Hoover. Ray Hoover has served as our Global Director of Technical Services since August 2007. From May 2003 until August 2007, Mr. Hoover served as our Director of Operations for the Gulf of Mexico. From May 1989 to April 2003 Mr. Hoover filled various roles (Port Engineer to Manager of Operations) at ENSCO Marine Company, a division of ENSCO International, a U.S. based drilling contractor. From May 1974 to May 1986 Mr. Hoover served as a field technician for service companies maintaining marine equipment.
TRANSACTIONS WITH RELATED PERSONS
Related Persons Policies and Procedures
     From time to time we may engage in transactions with “related persons.” Related persons are directors, director nominees and executive officers or their immediate family members, stockholders owning more than 5% of our common stock, or any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Audit Committee is responsible for reviewing certain transactions with related persons including those which meet the minimum threshold for disclosure in the proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).
     In the course of its review and approval or ratification of such a transaction, the Audit Committee will consider various aspects of the transaction it deems appropriate, which may include:
•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction;

•	Whether such transaction might affect the independent status of a director under Nasdaq independence standards;

•	The importance of the transaction to the related person and to us; and

•	Whether the transaction could impair the judgment of a director or executive officer to act in our best interest.
     We have various processes for identifying, reporting and reviewing conflicts of interests, including related person transactions. Our Ethics Policy provides that no director, officer or other employee shall engage in business or conduct, or enter into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest. The Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute a questionnaire to our executive officers and directors and review the information furnished by such persons. The questionnaire requests information regarding, among other things, certain transactions with us in which they or their family members have an interest.
     Our policies and procedures for approval or ratification or transactions with “related persons” are contained in various corporate documents such as our Ethics Policy, our Corporate Governance Practices and Policies, and in our Audit Committee charter.
     Our Audit Committee will consider the facts and circumstances of proposed related person transaction. After our Audit Committee makes a determination regarding the proposed transaction, the decision will be conveyed to our General Counsel who will communicate the decision to the appropriate persons at the Company. Our directors of accounts payable and accounts receivable will produce quarterly reports of any amounts paid or payable to, or received or receivable from, any related person, and those reports will be provided to our General Counsel to determine whether there are any “related person” transactions that were not previously approved or previously ratified under our policies and procedures. In connection with this process or otherwise, if our management becomes aware of a “related person” transaction that has not been previously approved or ratified under our policy, it will be submitted to our Audit Committee which will consider all of the facts and circumstances and, based on that review, evaluate all options including ratification, amendment or termination of such transaction, evaluation of our controls and procedures and other appropriate action.
     Any member of the Audit Committee who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.
Transactions
     Transactions with Kistefos AS
     Stock Purchase Agreement. On August 9, 2007, the Company entered into a stock purchase agreement with Kistefos AS. According its most recent amendment to its Schedule 13D dated October 16, 2009, Kistefos beneficially owns approximately ____ % of the Company’s outstanding common stock.
     Pursuant to the stock purchase agreement, the Company from time to time purchased shares of its common stock from Kistefos in connection with the Company’s share repurchase program. Under the agreement, on any day that the Company purchased shares from other stockholders under the program, the Company purchased shares from Kistefos so that, at the completion of the purchases, Kistefos would beneficially own no less than 20% of the Company’s common stock. The Company’s purchase price for the shares held by Kistefos was equal to the volume weighted average price for all shares purchased from other stockholders on the applicable trade date.
     Purchases under the stock purchase agreement would end on the earlier of (i) the purchase of $20 million of shares from Kistefos, (ii) the Company’s announcement of the termination or expiration of its repurchase program or (iii) the date Kistefos no longer owns shares of the Company’s common stock.
     The Company’s purchase of shares from Kistefos would be suspended during any “restricted period” under Regulation M promulgated by the Securities and Exchange Commission. After any restricted period, the Company’s could purchase shares from Kistefos on any trade date so long as Kistefos would beneficially own at least the percentage of common stock that it beneficially owned at the end of the restricted period.
     The Company agreed to indemnify Kistefos and certain of its affiliates against any losses under federal or state laws or regulations, if such losses arise out of the Company’s actions in connection with purchases under the repurchase program, except for any losses resulting from Kistefos’s willful misconduct, gross negligence or bad faith.
     Pursuant to the stock purchase agreement, the Company purchased 114,042 shares of its common stock from Kistefos at a price per share between $29.4993 and $33.50 for an aggregate purchase price of approximately $3.52 million. During 2009, the stock repurchase program expired and accordingly the stock purchase agreement expired.

     Registration Rights. In March 2005, the Company entered into a registration rights agreement with certain stockholders including Kistefos, pursuant to which the Company registered 2,121,600 shares of the Company’s common stock held by Kistefos. Pursuant to the registration rights agreement, the Company granted Kistefos and certain other holders of the Company’s common stock demand and piggyback registration rights with respect to the shares of common stock then held by Kistefos and such holders. The registration rights agreement was amended pursuant to a letter agreement dated August 24, 2007 between the Company and Kistefos, pursuant to which Kistefos requested registration of 2,915,850 shares of Company common stock pursuant to the registration rights agreement. The registration rights agreement will continue in effect as to Kistefos until Kistefos no longer holds at least 10% of Trico’s outstanding common stock.
     No other transactions with related persons have occurred since January 1, 2009.

SECURITIES OWNERSHIP
Securities Ownership of Management
     The following table is based on reports filed with the SEC and sets forth, as of April 1, 2010, the beneficial ownership of common stock of our directors, director nominees, each of our executive officers named in the “Summary Compensation Table” appearing on page 42 of this proxy statement, and all directors, director nominees and executive officers as a group, as determined in accordance with SEC rules.

	Amount
	and
	nature of
	beneficial
	ownership
Name of Beneficial Owner	(1)		Percent of Class
Joseph S. Compofelice	367,063	(2)(3)(4)	1.9%
Richard A. Bachmann	32,392	(2)	*
Kenneth M. Burke	59,392	(2)	*
Edward C. Hutcheson, Jr.	28,072	(2)	*
Myles W. Scoggins	42,392	(2)	*
Per Staehr	42,392	(2)	*
Ben Guill	25,799	(2)	*
Geoff Jones	69,867	(2)(3)	*
D. Michael Wallace	41,435	(2)(3)	*
Rishi A. Varma	49,234	(2)(3)	*
Tomas R. Salazar	15,191	(2)(3)	*
All directors and executive officers as a group (12 persons)	793,792	(5)	4.0%

*	Less than one percent.

(1)	Unless otherwise indicated, the securities are held with sole voting and investment power.

(2)	Includes the following number of shares subject to options that are exercisable within 60 days of April 1, 2010: Mr. Compofelice, 149,733; Mr. Bachmann, 10,000; Mr. Burke, 10,000; Mr. Hutcheson, 10,000; Mr. Scoggins, 10,000; Mr. Staehr, 10,000; Mr. Guill, 10,000; Mr. Jones, 27,342; Mr. Wallace, 16,533, Mr. Varma, 18,442; and Mr. Salazar, 3,896.

(3)	Includes the following number of shares subject to restrictions that lapse 100% on February 13, 2011: Mr. Compofelice 33,854, Mr. Jones 10,938; Mr. Wallace 9,844; Mr. Varma 10,938; and Mr. Salazar 6,563. It also includes the following number of shares granted under performance rights: Mr. Compofelice 16,674; Mr. Jones, 5,387; Mr. Wallace, 4,848; Mr. Varma, 5,387; and Mr. Salazar, 3,232. These performance shares vest on February 13, 2011 as follows: (i) 0% if the three-year average share price is less than $34.43, (ii) 20% if the three-year average share price is at $34.43, and (iii) 100% if the three-year average share price is at or above $40.54. Between 20% and 100% straight-line interpolation is used to determine vesting. In addition, after February 13, 2009, if during any consecutive 20-day trading period the Company’s average closing share price equals or exceeds $42.53/share, all such performance shares become immediately vested.

(4)	Includes 25,000 shares subject to restrictions that lapse 100% on July 9, 2010.

(5)	See Notes 2, 3, 4 and 5. Also includes the following securities held by Ray Hoover: 13,163 shares subject to options that are exercisable within 60 days of April 1, 2010; 3,350 shares subject to restrictions that lapse on February 13, 2011; and 1,650 performance shares that vest as described in Note 4.
Securities Ownership of Certain Beneficial Owners
The following table is based solely on reports filed with the SEC and indicates the beneficial ownership, as of April 1, 2010, of our common stock by each person known by us to beneficially own more than 5% of our outstanding common stock as determined in accordance with SEC rules.

	Amount and nature
	of beneficial
Name and Address of Beneficial Owner	ownership		Percent of Class
Kistefos AS	3,535,959	(1)	18.1%	(1)
Christen Sveaas		(1)		(1)

Investcorp Investment Advisors Limited	2,158,348	(2)	11.0%	(2)
Silverback Asset Management		(2)		(2)
Elliot Bossen		(2)		(2)
Investcorp Silverback Arbitrage Master Fund Limited	1,447,872	(2)	7.4%	(2)

Whitebox Advisors, LLC	2,071,334	(3)	10.6%	(3)
Whitebox Combined Advisors, LLC	1,252,029	(3)	6.4%	(3)
Whitebox Combined Partners, L.P.		(3)		(3)
Whitebox Multi-Strategy Fund, L.P.		(3)		(3)
Whitebox Multi-Strategy Fund, Ltd.		(3)		(3)

Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio	1,417,429	(4)	7.3%	(4)
Radcliffe Capital Management, L.P.		(4)		(4)

Dimensional Fund Advisors LP	1,394,505	(5)	7.1%	(5)

H Partners Management, LLC	1,270,000	(6)	6.5%	(6)
Rehan Jaffer		(6)		(6)

Alleghany Corporation	1,225,000	(7)	6.3%	(7)
Alleghany Insurance Holdings LLC		(7)		(7)
Alleghany Capital Partners LLC		(7)		(7)

Ramius Advisors	1,126,785	(8)	5.8%	(8)
Ramius LLC		(8)		(8)
Cowen Group, Inc.		(8)		(8)
RCG Holdings, LLC		(8)		(8)
C4S & Co., L.L.C.		(8)		(8)
Peter A. Cohen		(8)		(8)
Morgan B. Stark		(8)		(8)
Thomas W. Strauss		(8)		(8)
Jeffrey M. Solomon		(8)		(8)

(1)	As of October 16, 2009, based on an amendment to a Schedule 13D filed jointly by Kistefos AS and Christen Sveaas. Based on the amendment to Schedule 13D, as the sole direct and indirect owner of Kistefos AS, Christen Sveaas is the beneficial owner of 3,535,959 shares of our common stock. Christen Sveaas has shared voting and dispositive power with Kistefos AS with respect to the shares it owns due to his ownership control of Kistefos AS. The address of the principal business office of each of Kistefos AS and Mr. Sveaas is Stranden 1, N-0250 Oslo, Norway.

(2)	As of February 16, 2010, based on an amendment to Schedule 13G filed jointly by Investcorp Investment Advisors Limited (“IIAL”), Silverback Asset Management, LLC (“SAM”), Investcorp Silverback Arbitrage Master Fund Limited and Elliot Bossen. According to the amendment to Schedule 13G, these shares of the Company’s common stock are derived from (i) Investcorp Silverback Arbitrage Master Fund Limited’s ownership of the Company’s 8.125% convertible debentures and common stock and (ii) Investcorp Silverback Opportunistic Convertible Master Fund Limited’s ownership of the Company’s 3% and 8.125% convertible debentures. Pursuant to the terms of the 8.125% convertible debentures, each of Navigation Master Fund Ltd and Enterprise Master Fund Ltd has the right to convert any of the 8.125% convertible debentures into the Company’s common stock provided such fund would not beneficially own more than 9.99% of the outstanding shares of the Company’s common stock after any such exercise. According to the amendment to Schedule 13G, IIAL serves as investment manager to and SAM serves as sub-advisor to Investcorp Silverback Arbitrage Master Fund Limited, Investcorp Silverback Opportunistic Convertible Master Fund Limited and certain other private investment vehicles, and in such respective capacities each possesses shared investment and/or voting power over the securities held by such investment vehicles. According to the Schedule 13G, both IIAL and SAM disclaim beneficial ownership of such securities. According to the amendment to Schedule 13G, Elliot Bossen is the sole managing member of SAM, is primarily responsible for the investment decisions of SAM and disclaims beneficial ownership of such securities held by SAM or the other such private investment vehicles. The address of the principal business office of IIAL is Investcorp Investment Advisers Limited, Investcorp House, P.O. Box 53409, Manama, Kingdom of Bahrain. The address of the principal business office of SAM is 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517. The address of the principal business office of Investcorp Silverback Arbitrage Master Fund Limited is c/o Paget-Brown Trust Company Limited, West Wind Building, Harbour Drive, P.O. Box 1111, George Town, Grand Cayman, Cayman Islands. The address of the principal business office of Elliot Bossen is c/o Silverback Asset Management, LLC, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517.

(3)	As of December 31, 2009, based on an amendment to a Schedule 13G filed jointly filed by the following entities (with the number of shares underlying the Senior Notes held by each entity shown in parenthesis): Whitebox Advisors, LLC (2,071,334 shares) (“WA”), Whitebox Combined Advisors, LLC (1,252,029 shares) (“WCA”), Whitebox Combined Partners, L.P. (1,252,029 shares) (“WCP”), Whitebox Convertible Arbitrage Advisors, LLC (244,946 shares) (“WCAA”), Whitebox Convertible Arbitrage Partners, L.P. (244,946 shares) (“WCAP”), Whitebox Concentrated Convertible Arbitrage Fund, L.P. (244,946 shares) (“WCCAFLP”), Whitebox Concentrated Convertible Arbitrage Fund, Ltd. (244,946 shares) (“WCAFLTD”), Whitebox Multi-Strategy Fund, L.P. (1,252,029 shares) (“WMSFLP”), Whitebox Multi-Strategy Fund, Ltd. (1,252,029 shares) (“WMSFLTD”), Whitebox Intermarket Advisors, LLC (316,136 shares) (“WIA”), Whitebox Intermarket Partners, L.P. (316,136 shares) (“WIP”), Whitebox Intermarket Fund, L.P. (316,136 shares) (“WIFLP”), Whitebox Intermarket Fund, Ltd. (316,136 shares) (“WILTD”), Pandora Select Advisors, LLC (93,786 shares) (“PSA”), Pandora Select Partners, L.P. (93,786 shares) (“PSP”), Pandora Select Fund, L.P. (93,786 shares) (“PSFLP”), Pandora Select Fund, Ltd. (93,786 shares) (“PSFLTD”), HFR RVA Combined Master Trust (98,565 shares) (“HFR”), and IAM Mini-Fund 14 Limited (65,873 shares) (“IAM”). According to the Schedule 13G, all such entities hold shared voting power and dispositive power over the shares reported as beneficially owned. The address of the principal business office of WA, WCA, WCAA, WCCAFLTD, WCP, WMSFLTD, WIP, WIFLTD, PSP, and PSFLTD is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416. The address of the principal business office of WCAP, WCCAFLTD, WCP, WMSFLTD, WIP, WIFLTD, PSP, and PSFLTD is Trident Chambers, P.O. Box 146, Waterfront Drive, Wickhams Cay, Road Town, Tortola, British Virgin Islands. The address of the principal business office of HFR is HFR RVA Combined Master Trust, 65 Front Street, Hamilton, HM 11 Bermuda. The address of the principal business office of IAM is IAM Mini-Fund 14 Limited, Boundary Hall, Cricket Square, George Town, Grand Cayman, KY1-1102 Cayman Islands.

(4)	As of December 31, 2009, based on a Schedule 13G filed jointly by Radcliffe SPC Ltd. for and on behalf of the Class A Segregated Portfolio (“Radcliffe SPC”) and Radcliffe Capital Management L.P. (“Radcliffe Capital”). According to the Schedules 13G, as of May 14, 2009 each of Radcliffe SPC and Radcliffe Capital beneficially owned warrants to purchase 246,000 shares of the Company’s common stock and $16,400,000 principal amount of 8.125% convertible debentures convertible into 1,171,429 shares of the Company’s common stock. According to the Schedule 13G, such persons had shared power to vote or direct the vote and the shared power to dispose or direct the disposition with respect to shares that were reported as beneficially owned. Radcliffe Capital serves as the investment manager of Radcliffe SPC; RGC Management Company, LLC (“RGC”) is the general partner of Radcliffe Capital; and Steve Katznelson and Gerald Stahlecker serve as the management members of RGC. Each of Radcliffe Capital, RGC, and Messrs. Katznelson and Stahlecker disclaim beneficial ownership of the securities owned by Radcliffe SPC. The address of the principal business office of Radcliffe SPC is c/o SEI Investments Global Fund Services, Ltd., Styne House, Upper Hatch Street, Dublin 2 Ireland, and the address of the principal business office of Radcliffe Capital is 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.

(5)	As of December 31, 2009, based on an amendment to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”). According to the amendment to the Schedule 13G, Dimensional furnishes investment advice to four investment companies (the “Funds”) registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. According to the amendment to Schedule 13G, in its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities described in this schedule that are owned by the Funds. The address of the principal business office of Dimensional is 1299 Ocean Avenue, Santa Monica, CA 90401.

(6)	As of May 14, 2009, based on a Schedule 13G filed jointly by H Partners Management, LLC and Rehan Jaffer. According to the Schedule 13G, each of H Partners Management, LLC and Mr. Jaffer has shared voting and dispositive power over such shares. The address of the principal business office of each of H Partners Management, LLC and Mr. Jaffer is 888 Seventh Avenue, 29th Floor, New York, New York 10019.

(7)	As of December 31, 2008, based on an amendment to a Schedule 13G filed jointly by Alleghany Corporation (“Alleghany”), Alleghany Insurance Holdings LLC (“AIHL”), Alleghany Capital Partners LLC (“ACP”), Capitol Transamerica Corporation (“CATA”), Employers Direct Corporation (“EDC”), Platte River Insurance Company (“PRC”), RSUI Group, Inc. (“RSUI Group”), Capitol Indemnity Corporation (“CIC”), Capitol Specialty Insurance Corporation (“CSIC”), Employers Direct Insurance Company (“EDIC”) and RSUI Indemnity Company (“RIC”). According to the amendment to Schedule 13G, such shares are beneficially owned directly by CIC, CSIC, EDIC, PRC and RIC. ACP acts as an investment manager for each of CIC, CSIC, EDIC, PRC and RIC pursuant to an investment management agreement with each such company, whereby, among other things, ACP has been granted voting power over the shares of common stock of the issuer owned of record by each such company. CATA owns 100% of the issued and outstanding stock of CIC and CSIC. EDC owns 100% of the issued and outstanding stock of EDIC. RSUI Group” owns 100% of the issued and outstanding stock of RIC. AIHL owns 100% of the issued and outstanding stock of CATA, PRC and RSUI Group, 100% of the equity interests in ACP and 98.5% of the issued and outstanding stock of EDC. Alleghany owns 100% of the equity interests in AIHL. According to the amendment to Schedule 13G, (i) Alleghany and AIHL have shared voting and dispositive power over all such shares, (ii) ACP has shared and sole voting and shared dispositive power over all such shares, (iii) CATA has shared and sole voting and shared dispositive power over 262,500 of such shares, (iv) EDC has shared voting and dispositive power over 60,000 of such shares, (v) PRC has shared voting and dispositive power over 37,500 of such shares, (vi) RSUI Group and RIC have shared voting and dispositive power over 865,000 of such shares, (vii) CIC has shared voting and dispositive power over 240,000 of such shares and (viii) CSIC has shared voting and dispositive power over 22,500 of such shares, EDIC has shared voting and dispositive power over 60,000 of such shares. The address of the principal business office of (i) Alleghany, ACP and AIHL is 7 Times Square Tower, 17th Floor, New York, NY 10036, (ii) EDC and EDIC is 30301 Agoura Road, Agoura Hills, CA 91301, (iii) RSUI Group and RIC is 945 East Paces Ferry Road, Atlanta, GA 30326, (iv) CSIC, CATA, PRC and CIC is 1600 Aspen Commons, Middleton, WI 53562.

(8)	As of February 25, 2010, based on a Schedule 13G filed jointly by Ramius Navigation Master Fund Ltd, Ramius Enterprise Master Fund Ltd, RCG PB, Ltd, Ramius Advisors, LLC, Ramius LLC, Cowen Group, Inc., RCG Holdings LLC, C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon. According to the Schedule 13G, as of the close of business on February 25, 2010, (i) Navigation Master Fund Ltd beneficially owned $8,676,000 aggregate principal amount of the Company’s 8.125% convertible debentures, convertible into 619,714 shares of the Company’s common stock, and (ii) Enterprise Master Fund beneficially owned $7,099,000 aggregate principal amount of the 8.125% convertible debentures, convertible into 507,071 shares of the Company’s common stock. Pursuant to the terms of the 8.125% convertible debentures, each of Navigation Master Fund Ltd and Enterprise Master Fund Ltd has the right to convert any of the 8.125% convertible debentures into the Company’s common stock provided such fund would not beneficially own more than 9.99% of the outstanding shares of the Company’s common stock after any such exercise. According to the Schedule 13G: RCG PB, Ltd is the sole shareholder of Navigation Master Fund Ltd.; Ramius Advisors is the investment advisor of each of Navigation Master Fund Ltd and Enterprise Master Fund Ltd; Ramius LLC is the sole member of Ramius Advisors; Cowen Group, Inc. is the sole member of Ramius LLC; RCG Holdings LLC is a significant shareholder of Cowen Group, Inc.; C4S & Co., L.L.C. is the managing member of RCG Holdings LLC; and Messrs. Cohen, Stark, Strauss and Solomon are the sole managing members of C4S & Co., L.L.C. According to the Schedule 13G, as of the close of business on February 25, 2010, Ramius Advisors, LLC, Ramius LLC, Cowen Group, Inc., RCG Holdings LLC, C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon each has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of all such shares. The address of the principal business office of each of Ramius Navigation Master Fund Ltd, Ramius Enterprise Master Fund Ltd, RCG PB, Ltd, Ramius Advisors, LLC, Ramius LLC, Cowen Group, Inc., RCG Holdings LLC, C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, New York 10022.

COMPENSATION RISK DISCLOSURE
During 2009, we had approximately 30 employees (including the named executive officers) who participated in our annual and long-term incentive plans. If structured improperly, compensation plans may create certain risks for the Company, including maximizing short-term rewards at the expense of long-run performance, pursuing individual achievement at the expense of Company performance, focusing on performance metrics instead of the Company’s actual performance itself, or neglecting factors such as fleet safety and vessel reliability which may not contribute to immediate financial payoffs but may be important to the Company’s reputation and long-term business prospects. In short, compensation plans may encourage inappropriate or excessive risk-taking, on the one hand, or inadequately incentivize innovation and growth, on the other hand. We have assessed our plans in light of such potential risks and believe that we have taken appropriate measures to mitigate these risks. In connection with our annual incentive plan, we have taken the following mitigating actions:
•	No less than annually, but often more frequently, the board reviews and adjusts the performance goals used in the plan to assure they provide proper incentives, but do not encourage employees to take excessive risks to achieve goals.

•	In order to avoid over-emphasizing short-term performance, we have capped the maximum award permissible under the annual incentive plan at 2 times target. For Messrs. Varma and Jones, who as our Chief Financial Officer and Chief Operations Officer are in especially sensitive positions, the Compensation Committee has decided to award a portion of their annual incentive as an equity award.

•	In order to help limit overemphasis on performance metrics and guard against fraud, our Board has adopted a policy which requires senior executives to repay any incentive award to the extent the award was overstated or overpaid due to inaccuracies in any financial statements resulting from an intentional or fraudulent act or omission of the executive.

•	In order to limit incentives to pursue individual goals at the expense of shared goals, we limit the percentage that individual performance criteria contributes to any employee’s award under our plan to 20%; starting in 2010, even the 20% individual performance criteria is subject to the achievement of Company wide performance objectives.

•	In order to align short-run incentives with long-run performance, our awards under the plan are granted not only on the basis of Company profitability but fleet safety and vessel reliability as well as long term profitability through share price appreciation.

•	Our Board meets throughout the year and often discusses progress in achieving performance goals under the annual incentive plan, monitoring on an ongoing basis the relationship between our incentive plans and actual ongoing positive results.
In connection with our long-term incentive plan, we have taken the following mitigating actions, all of which emphasize long-term, cumulative profitability over short-term performance:
•	Our stock ownership guidelines encourage greater ownership of our stock by management and our directors and better align their interests with our stockholders.

•	Awards granted under the long term incentive plan typically vest over a three year period.

•	In 2010, our Board intends to grant cash awards linked to stock price appreciation.
Our Board’s Compensation Committee meets frequently to monitor and assesses the various risks and incentives associated with our compensation policies. In light of the assessment described above and in the Compensation Discussion and Analysis below, the Compensation Committee has determined that the Company’s compensation practices for employees generally, including for the approximately 20 employees participating in annual and long-term incentive plans for 2010, are appropriate and consistent with the Company’s overall strategy, do not promote unnecessary or excessive risk taking and do not expose the Company to a reasonable likelihood of material adverse risk.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     The following discussion and analysis contains statements regarding our and our named executive officers’ performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.
Executive Summary
     The most significant compensation decisions made during 2009 were as follows:
•	Reducing the value of the 2009 long term equity awards granted to the named executive officers by more than 90% below the comparable value of the 2008 awards in order to reflect the decline in the Company’s stock price and to ensure that the dilutive effect of such awards satisfies guidelines established by RiskMetrics Group. See “— Percentage of Base Salary Paid Based on Annual Incentive Plan Performance Achievement for 2009 for Named Executive Officers—Long Term Incentive.”

•	Recognizing the current volatile economic conditions and, as a result, granting stock options and cash-settled appreciation rights, instead of restricted stock grants, to best align management with stockholders’ interests. These awards minimize the dilutive impact on stockholders as compared to restricted stock and only have value if the share price improves over current values. See “—Elements of Compensation for Named Executive Officers.”

•	Implementing stock ownership guidelines for executives and directors to encourage greater ownership of our stock by management and our directors and better align their interests with our stockholders. See “Other Important Compensation Policies—Executive Stock Ownership Guidelines.”

•	Implementing a policy to require senior executives to repay any incentive award that was granted based on financial statements that later are discovered to be inaccurate resulting from an intentional or fraudulent act or omission of the executive. See “—Other Important Compensation Policies—Policy Regarding Clawback of Compensation.”
During the latter half of 2009 and into 2010, global economic conditions continued to weaken. This, along with the Company’s level of indebtedness, negatively impacted our business and share performance. Our Compensation Committee has recognized the need to balance the retention of our executive officers with the realities of our reduced performance. Our Compensation Committee implemented policies in 2009 to address these issues and has decided to continue its approach in 2010 by:
•	Continuing to target an executive’s cash compensation element based on the 50th percentile of the applicable competitive market. Maintaining a competitive level of cash compensation is critical to retaining key executives to support the Company’s ability to manage its financial condition and maintain growth in subsea services worldwide.

•	Continuing to take into account declining share performance in long term incentive awards by tying executives’ total compensation to pre-determined share price targets. The Compensation Committee believes that this approach helped meet the Company’s overall compensation strategy in 2009 and will continue to align our executives’ interests with our stockholders.

•	Continuing to review the Company’s compensation programs and determine the extent to which any particular component may encourage executives to take unnecessary or excessive risks. The Compensation Committee will use this review to determine any appropriate modifications that may need to be made to mitigate risks.

Overview
     The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (our “named executive officers”). The Compensation Committee is responsible for developing and overseeing our executive compensation philosophy, strategy and framework. Their goal is to ensure that executive compensation remains consistent with our business objectives and the interests of our stockholders. Our executive compensation program is designed to create strong financial incentives for our executives to maximize our operating performance and returns, and generate growth, value and stability. The expected end result is that management’s economic interests will be aligned with those of our stockholders.
Compensation Philosophy
     Our Compensation Committee believes that total executive compensation must address the market in which we compete for executive talent. The Compensation Committee focuses on total compensation structures reflecting the market median for base salaries and annual cash incentive compensation in the offshore oilfield and subsea services industries. Base salaries for each of our named executive officers are set forth in their respective employment agreements. The Compensation Committee’s strategy has generally provided that a majority of total compensation is variable, at risk and paid based on our results of operations and the growth in the value of our common stock. Accordingly, the Compensation Committee typically links a significant portion of each named executive officer’s total compensation to accomplishing specific, measurable results based on both company and the individual executive’s performance. When our performance meets or exceeds established goals and objectives, our named executive officers are paid at or more than the market median. Alternatively, when our performance does not meet critical goals and objectives, cash incentive and equity award payments, if any, should be less than such levels. We also annually measure our performance against our peer group to ensure that cash incentive and/or equity award payments are consistent with our objective of maximizing stockholder value. Consistent with this pay for performance strategy, we do not provide any perquisites to our senior executives that are not offered to all other employees.
     In 2009, we targeted our executives’ cash compensation (base salary and annual cash incentives) at the 50th percentile of the applicable competitive market (the “market median”), while long-term incentives were structured based on the achievement of pre-determined value appreciation over a three-year measuring period. To balance the need to return key employees and minimize stockholder dilution, the Committee determined that the mix of stock options and cash-settled stock appreciation rights would provide our employees with appropriate upside potential and motivate our executive officers to work to improve our share price. The Compensation Committee believed that this helped to meet the overall compensation strategy of emphasizing long-run sustained profitability over short-run performance, and aligns our executives’ interests with those of our stockholders. Based on our target annual incentives and grant date value of long-term awards, the named executive officers’ total direct compensation in 2009 ranged from the 31st to the 40th percentile of the survey data. In order to account for the Company’s reduced share performance in 2008, the Compensation Committee determined to make executive compensation decisions in 2009 based on the following guidelines:
•	Provide a competitive total compensation program that enables us to attract and retain key executives with the background and skills to guide the Company through the current economic volatility;

•	Ensure a direct relationship between our financial performance and the total compensation received by our named executive officers by tying a majority of compensation to an executive’s performance;

•	Reduce the value of the 2009 long term equity awards granted to the named executive officers by more than 90% below the comparable value of the 2008 awards in order to reflect the decline in the Company’s stock price and to ensure that the dilutive effect of such awards satisfies guidelines established by RiskMetrics Group;

•	Motivate executives to make sound business decisions that improve stockholder value and reward such decisions over the long-run by, for example, vesting stock awards over three years;

•	Ensure the mix between short-term and long-term compensation paid to the Company’s executives is consistent with the compensation offered in the market; and
     In evaluating the incentive compensation levels for each named executive officer, the Compensation Committee reviews publicly available compensation data for executives in our peer group, compensation surveys developed by compensation consultants, and compensation levels for each named executive officer with respect to their levels of responsibility, accountability, performance and decision-making authority. These criteria are more fully discussed below. In addition, the Compensation Committee takes into account the overall share performance as a measure of stockholder value created or lost during the applicable measurement period.
The Compensation Committee
     The Compensation Committee reviews its charter annually to verify the committee is meeting its objectives. In addition, the Compensation Committee establishes an annual calendar of action items in order to ensure each of its chartered objectives is met. During the July 27, 2009 Compensation Committee meeting, we approved the 2009-2010 calendar of executive compensation decisions, including: reviewing overall compensation philosophy; evaluating our appropriate peer group; reviewing succession planning; reviewing performance objectives; reviewing base salary and incentive targets; and reviewing compensation disclosure.
The Role of the Compensation Consultant — Peer Group and Compensation Surveys
     In 2009, the Compensation Committee, together with the assistance of Stone Partners, the independent compensation consultant retained by the Compensation Committee, benchmarked named executive officer compensation levels by comparing our executive positions to industry positions with similar breadth and scope to ours. (The independent compensation consultant was not engaged to provide other non-executive compensation consulting services to the Company.) The compensation consultant considers information from compensation surveys, peer company proxy statements and the unique circumstances of the named executive officer when determining compensation for each of the named executive officers. During 2009, the Compensation Committee reviewed data from the Watson Wyatt 2009 Top Management Compensation Survey, the William M. Mercer 2009 Energy Industry Compensation Survey, Stone Partner’s 2009 Executive Oilfield Manufacturing and Services Industry Compensation survey, and proxy statement data from our peer group. We believe that Watson Wyatt and Mercer-Energy are nationally known, respected sources for data. The Stone Partner’s survey includes a large number of oilfield manufacturing and service companies and is in its 13th year of publication. We consider our peer companies to be those enterprises that operate globally and compete with us for executive talent. Currently, we view our industry peer group to consist of the following companies:

Bristow Group, Inc.	Newpark Resources, Inc.
Cal-Dive International, Inc.	Oceaneering International, Inc. *
Dril-Quip, Inc.	Seacor Holdings, Inc. *
Global Industries, Ltd.	Superior Energy Services, Inc. *
Gulf Island Fabrication, Inc.	Superior Well Services, Inc.
Gulfmark Offshore, Inc.	Tesco Corp.
Helix Energy Solutions Group, Inc. *	TETRA Technologies, Inc.
Hercules Offshore, Inc.	Tidewater, Inc. *
Hornbeck Offshore Services, Inc.

*	We do not use these larger companies in our executive compensation benchmarking but the Compensation Committee does monitor these companies to determine general compensation trends.
This peer group determination was based on a review made as of July and October 2009 of companies that share certain criteria including a common industry (offshore oilfield services) and similar levels of revenue (between $350 million and $1.1 billion), market capitalization (between $250 million and $2.1 billion), enterprise value (between $250 million and $2 billion), and assets (between $330 million and $2.5 billion).
     Stone Partners calculated the 25th, 50th and 75th percentiles for these peer companies in order to provide the Compensation Committee with an understanding of competitive pay practices. Stone Partners weighted the data equally and considered each element of compensation. We refer to this information in this section as the “survey data.” Stone Partners also provides the Compensation Committee with advice on equity incentive compensation trends, including the types and value of awards being used by other public companies. In addition, Stone Partners provides additional market data for additional employment positions from other sources, as the Compensation Committee may request.
     The Compensation Committee has used this survey data to make decisions regarding executive compensation.
Role of Chief Executive Officer in Establishing Compensation for Named Executive Officers
     Each year, our Compensation Committee directs our Chief Executive Officer to provide recommendations regarding compensation to the Compensation Committee, including recommendations of individual cash and equity compensation. Specifically, our CEO provides written performance appraisal results for each named executive officer. The Compensation Committee considers these recommendations in its evaluation of compensation for each of the named executive officers (other than the CEO).
     The Compensation Committee may modify any adjustments or awards recommended by the CEO. The Compensation Committee also independently reviews the performance of the CEO and recommends to the Board the appropriate cash and equity compensation for the CEO.
Elements of Compensation for Named Executive Officers
     The Company’s executive compensation program consists of (i) base salary, (ii) annual cash incentives, (iii) long-term incentives, (iv) retirement benefits, (v) health and welfare benefits, (vi) relocation benefits, and (vii) post-termination compensation provided in employment agreements. The first three elements are considered the core direct compensation program.
     We use each of these elements because we believe they provide the compensation mix required to attract and retain talented executives, reward them for quality performance, and motivate them to focus on both the short-term and long-term performance of the company. We believe an adequate base salary is required to attract and retain qualified executives based on salaries offered by other companies. Periodic salary increases and annual cash incentives provide executives with compensation that is based on annual financial and operating results. Equity awards are used to motivate our executives to achieve long-term results and aid long-term retention of our executives. Compensating our executives for positive company performance in both the short-term and the long-term serves our goal of aligning our executives’ compensation with the interests of our stockholders. Consistent with this pay for performance strategy, we do not provide any benefits to our senior executives that are not offered to all other employees. Post-termination compensation provided in our employment agreements are commonly included in executive compensation packages offered by our competitors, and we believe that providing them allows us to attract and retain executive talent.
     The following chart provides further details about what we pay (or offer) our executives and why we do so:

Element	Purpose	Characteristics
Base Salary	Compensate executives for their level of responsibility, sustained individual performance, skills, background and experience. Also helps attract and retain strong talent.	Fixed element based on employment agreement; eligibility for periodic merit increases based on sustained individual performance.

Element	Purpose	Characteristics
Annual Cash Incentives	Promote the achievement of our annual corporate and business unit financial goals, as well as individual goals.	Performance-based cash opportunity; amount earned will vary relative to the targeted level based on company, business unit and individual results; financial components are audited by our independent auditors.

Long-Term Incentive	Promote the achievement of our long-term corporate financial goals.	Our long-term incentive plan allows us to award stock options, restricted stock, stock appreciation rights and performance awards. Amounts earned/realized will vary based on stock price and/or company performance.

Retirement Plan	Provide an appropriate level of replacement income upon retirement. Also provide an incentive for a long-term career with us, which is a key objective.	Fixed element; however, retirement contributions tied to pay will vary.

Health and Welfare Benefits	Facilitate the attraction and retention of high caliber executives in a competitive labor market in which comprehensive medical, dental, vision, life, accidental death and dismemberment, and short and long-term disability plans are common. Provides basic security foundation for all employees.	Fixed element; however, some employer contributions tied to pay will vary, and some employer contributions tied to family size will vary.

Relocation Benefits	Facilitate the attraction and retention of high caliber executives in a competitive labor market in which relocation may be necessary and in which competitors cover such expenses for employees including executives.	Element only payable if executive relocates at our request.

Post- Termination Compensation	Facilitate the attraction and retention of high caliber executives in a competitive labor market in which formal severance plans are common.	Contingent element; only payable if the executive’s employment is terminated as specified in the arrangements (amount of severance benefits varies by level in the organization).
     Base Salary. The base salaries for our named executive officers are contained in their respective employment agreements. Our Compensation Committee and our Chief Executive Officer (except with respect to his own base salary) reviews base salary levels every year. Each employment agreement for our named executive officers provides that base salary may be increased. The Compensation Committee may not decrease base salaries unless the base salaries of all other executives of the Company are similarly reduced. Base salaries are intended to provide fixed compensation in line with the market median for each named executive officer.
     Our base salary levels reflect a combination of factors, including competitive pay levels relative to the peer group and compensation survey data, the named executive officer’s experience and tenure, the named executive officer’s individual performance, changes in responsibility, and our overall performance as compared to our internal operational and financial plan. The Compensation Committee reviews salary levels annually to consider these factors and to determine each named executive officer’s contributions to our long-term success.
     Annual Cash Incentives. We adopted our Annual Incentive Plan (the “Plan”) in 2006 to reward our key employees for contributions towards financial, operational and strategic goals approved by our Board. The Plan formally establishes threshold, target and maximum levels for each group of key employees, including the named executive officers, and goals that trigger awards under the Plan. Our Board views earnings before interest, taxes, depreciation and amortization, or EBITDA, as our primary short-term goal. The Compensation Committee believes that in years of outstanding performance, cash incentives should be awarded at or near a maximum level established for all key employees. The Compensation Committee reviews performance goals under the Plan on an annual basis to ensure that they are designed to promote our sustained success. The Compensation Committee has established a cap on the maximum payout under the Plan which it believes incentivizes executives to take actions that enhance the Company’s value, while mitigating the danger that executives will take excessive or unnecessary risks.
     In 2009, the performance goals were: (i) safety performance, (ii) annual EBITDA as set forth in the Company’s annual plan, and (iii) vessel reliability and delivery. In addition, each Plan participant had individual performance goals. Performance goals are primarily based on a financial budget approved by our Board and guidance provided to investors for the applicable calendar year, with “target” goals representing the Board approved budget amounts.
     We use EBITDA, a non-GAAP financial measure, as a financial metric (i) to monitor and evaluate the performance of our business operations, (ii) to facilitate management’s internal comparison of our historical operating performance of our business operations, (iii) to facilitate management’s external comparisons of the results of our overall business to the historical operating performance of our competitors, (iv) to analyze and evaluate financial and strategic planning decisions regarding future operating investments and acquisitions, which may be more easily evaluated in terms of EBITDA, (v) as a metric in the calculation of awards under the annual plan and (vi) to plan and evaluate future operating budgets and determine appropriate levels of operating investments. We calculate EBITDA as operating income or loss before depreciation and amortization, impairments and penalties on early termination of contracts, gain/loss on sale of assets, stock-based compensation and provision for doubtful accounts in respect of revenues earned in prior periods.
     Due to growth from our corporate acquisitions in 2008, the EBITDA performance target in 2009 was set quite high at $162.9 million and was weighted twice as much as compared to 2008. Despite the deterioration of our towing and supply business, weaknesses in certain markets for our subsea services and other factors that negatively impacted our EBITDA in 2009, our Board did not adjust this target and management did not meet it.
     In setting a high EBITDA target, our Board believed that it was appropriate to motivate management in the wake of our acquisitions. Our Board developed these EBITDA performance targets to establish goals for our management and not as a projection or indication of our expected results. The EBITDA target is set solely for the purpose of internal financial planning and should not be regarded as guidance to investors regarding our financial performance as it is not our policy to publicly issue targets or guidance.
     Our safety target in 2009 included consideration of environmental incidents, safety plans, security incidents and operations incidents (i.e., vessel), as well as personal injuries (recordable incident rate). We believe this reflects a high standard of safety in our Company year over year. We set our safety performance threshold to require safety which meets or exceeds the prior year’s performance. In addition, any safety bonus is forfeited if there is any vessel related accidental death.
     The individual performance component of compensation is based on individual performance goals generally developed by our named executive officers, recommended by our CEO and ultimately approved by the Compensation Committee. Each employee’s individual performance goals may include additional financial, operational or qualitative measures and are based on the prospective business environment considerations for the coming year.

     For 2009, the following table describes the annual incentive levels for the named executive officers.
Annual Incentive Plan Payout Ranges for 2009 for Named Executive Officers

Mr.
	Compofelice-				Mr. Varma-
	Chairman				Chief
	of	Mr. Jones-	Mr. Salazar -		Administrative
	the Board,	Vice	Global Director	Mr. Wallace-	Officer, Vice
	President and	President	Of Sales and	CEO of	President and
	Chief	and Chief	Marketing	EMSL and	General
	Executive	Financial	Trico Group	Vice	Counsel and
	Officer	Officer	The Americas	President	Secretary
Threshold Incentive Compensation (% of Base Salary)	50%	30%	25%	25%	30%
Target Incentive Compensation (% of Base Salary)	100%	60%	50%	50%	60%
Maximum Incentive Compensation (% of Base Salary)	200%	120%	100%	100%	120%
Annual Incentive Plan Performance Measure Weightings for 2009 for Named Executive Officers

	Mr.		Mr.	Mr.
Performance Measure	Compofelice	Mr. Jones	Salazar	Wallace	Mr. Varma
Safety	10%	10%	10%	10%	10%
Corporate EBITDA	70%	70%	35%	35%	70%
Division EBITDA	—	—	35%	35%	—
Individual	20%	20%	20%	20%	20%
Based on our target annual incentives, the named executive officers’ total cash compensation ranged from the 48th to the 60th percentile of the survey data.
     Long-term Incentives. We grant stock-based incentive awards to key employees and our named executive officers each year. Our Compensation Committee makes these grants in the first quarter after our year-end audit so that its determination of cash and equity awards are based on our audited financial performance for the preceding year. We review the peer group and RiskMetrics Group industry burn rate table compared to our 3 year burn rate. The burn rate means the number of options granted plus the number of shares of restricted stock awarded times a multiplier established by RiskMetrics Group, with the result divided by our weighted average common shares outstanding for 2009. This review assures the Compensation Committee that stockholders value in our shares does not become overly diluted. We make grants of stock options at an option price equal to the fair market value of our common stock on the date of grant. Accordingly, stock options only have monetary value if the stock price appreciates above the price on the date of grant. Our stock options typically vest over 3 years, meaning that executives may not exercise their stock options immediately but must hold their options for a period of time prior to being able to realize value. These elements of our stock options encourage our executives to focus on long term stock price appreciation and align their interests with the interests of our stockholders.
     The Compensation Committee may grant time-based equity awards to encourage employee retention. Such awards require continued employment with us usually vesting ratably over 3 or 4 years. In addition, the Compensation Committee may grant performance-based restricted stock. The stock-based incentive awards granted in 2009 included a mix of both stock options and stock appreciation rights. We believe this mix focused our named executive officers on the creation of stockholder value over the long-term and encouraged equity ownership in the company. Given that there were limited shares in the plan available to award, the Compensation Committee chose not to continue the use of any restricted share awards for 2009. In 2009, we generally allocated about 1/3 of the value of long-term incentives granted to our named executive officers to stock options. We allocated the remaining portion of the grants to stock appreciation rights. The Compensation Committee will continue to review the nature of stock-based incentive awards annually to ensure that awards produce sufficient incentives to create stockholder value.
     The Compensation Committee approves the total awards that will be made available to our named executive officers, as well as the size of individual grants. The amounts granted to our named executive officers vary each year and are based on individual performance, survey data, our performance as measured by goals established under the Plan, as well as the individual named executive officer’s total compensation package. Previous awards and grants, whether vested or unvested, do not influence the current year’s awards and grants; rather, award and grants are based on an employee’s expected future contributions. In making awards to management, the Compensation Committee has not taken into account “wealth accumulation,” that is, how much wealth an employee is projected to accrue as a result of awards or has accrued as a result of past awards. The Compensation Committee believes that it is appropriate to continue to compensate our executives for their on-going individual performance and the Company’s on-going performance in order to provide incentives to our executives to perform at high levels that are competitive with companies in our peer group. Additionally, equity awards are the most significant means of wealth accumulation for our executives, and our share price performance in the recent past has not resulted in significant executive wealth accumulation.
     In 2009, the Compensation Committee granted all stock appreciation awards in the form of stock options or stock appreciation rights; the Compensation Committee granted no restricted stock awards in 2009. The Committee made this decision because the awards were intended to reward executives for increasing the value in Trico’s share price in the future.
     Health and Welfare Benefits. All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision coverage, life and accidental death and dismemberment insurance and short and long-term disability insurance. We also offer paid vacation to all of our employees including the named executive officers.
     Retirement Benefits. All employees with at least 6 months of continuous service are eligible to participate in our Section 401(k) tax-qualified, defined contribution plan. The plan enables employees to save for retirement through a tax-advantaged combination of employee and Company matching contributions, and provides employees the opportunity to directly manage their retirement plan assets through a variety of investment options. Employees may elect to defer up to 50% of their annual compensation on a pre-tax basis and have it contributed to the plan, subject to certain limitations under the Internal Revenue Code. In 2009, we matched employee contributions (up to the first 5% of his or her annual salary) with an employer contribution of $0.25 per $1.00 of employee contributions. In 2010, we will match employee contributions at 100% up to the first 6%. We will reduce the vesting schedule for the employer match from 6 years to 3 years in 2010. A discretionary contribution equivalent to 6% of eligible 2009 compensation was awarded in the first quarter of 2010.
     Relocation Benefits. We believe that employees (including executives) who are asked to relocate in connection with employment with us should receive relocation assistance corresponding to their position in our organization. We have found relocation assistance can play an important role in attracting qualified new hire candidates or transferring existing employees to locations where there is a business need. The primary benefits provided under our relocation assistance program to our named executive officers include reasonable moving and related expenses, closing costs related to selling and buying a home or assistance in leasing a home, and temporary living expenses. Based on the location, additional benefits may be offered including a foreign service premium, cost of living allowance, education for children and an automobile allowance. In 2007, we provided relocation benefits to one named executive officer as described in footnote 3 to our Summary Compensation Table.
     Post-Termination Compensation included in Employment Agreements. We have entered into employment agreements with each of our named executive officers. These employment agreements include our payment obligations to our named executive officers in the event we terminate his or her employment or if the employee terminates employment, under specified circumstances. See the “Narrative Disclosure to Summary Compensation Table” for details on the terms of these employment agreements. In the event we terminate the employment of a named executive officer for a reason other than death, disability or Cause (as defined in each of the employment agreements-see “Terminology” below) or the employee terminates for Good Reason (as defined in each of the employment agreements-see “Terminology” below), the employee is entitled to the following benefits:
1.	a lump sum cash payment equal to the sum of:
a.	a multiple of base salary at the rate in effect on the date of termination;

b.	a multiple of the higher of:
i.	the highest annual bonus paid during the three most recent fiscal years or

ii.	the target bonus (as provided in the Company’s annual cash incentive plan) for the fiscal year in which his or her date of termination occurs; and
c.	any bonus earned and accrued as of the date of termination which relates to periods that have ended on or before such date and which have not yet been paid by the Company; and
2.	health coverage for beyond his or her termination of employment until he or she receives health plan coverage from a new employer as outlined below.
     The table below sets forth the salary and bonus multiples for each named executive officer based on whether the termination is or is not in connection with, based upon or within 12 months after a Change-in-Control (as defined in “Terminology” below):

If involuntary termination does
not occur
		in connection with, based upon		If termination occurs in connection
		or within		with, based upon or within 12
		12 months after a Change-in-		months
		Control		after a Change-in-Control
		Salary	Bonus	Salary
Name	Health Coverage	multiple	multiple	multiple	Bonus multiple
Mr. Compofelice	For 18 months after termination, he continues to contribute as if an employee then for an additional 36 months he must make COBRA* contributions to continue coverage	2X	2X	2.99X	2.99X

Mr. Jones	For 12 months after termination, he continues to contribute as if an employee then for an additional 18 months he must make COBRA* contributions to continue coverage	1X	1X	2.99X	2.99X

If involuntary termination does
not occur
		in connection with, based upon		If termination occurs in connection
		or within		with, based upon or within 12
		12 months after a Change-in-		months
		Control		after a Change-in-Control
		Salary	Bonus	Salary
Name	Health Coverage	multiple	multiple	multiple	Bonus multiple
Mr. Salazar	For 12 months after termination, he continues to contribute as if an employee then for an additional 18 months he must make COBRA* contributions to continue coverage	0X	0X	1X	1X

If involuntary termination does
not occur
		in connection with, based upon		If termination occurs in connection
		or within		with, based upon or within 12
		12 months after a Change-in-		months
		Control		after a Change-in-Control
		Salary	Bonus	Salary
Name	Health Coverage	multiple	multiple	multiple	Bonus multiple
Mr. Wallace	For 12 months after termination, he continues to contribute as if an employee then for an additional 18 months he must make COBRA* contributions to continue coverage	1X	1X	2.99X	2.99X

Mr. Varma	For 12 months after termination, he continues to contribute as if an employee then for an additional 18 months he must make COBRA* contributions to continue coverage	1X	1X	2.99X	2.99X

*	COBRA stands for Consolidated Omnibus Reconciliation Act of 1985, as amended. This law requires employers to offer continued health coverage to employees at no more than 102% of the full cost of the coverage for 18 months following termination of employment.
     Mr. Compofelice’s employment agreement separates the Chairman of the Board from the Chief Executive Officer role for the purposes of termination of employment. This means that if Mr. Compofelice merely ceases to be Chairman of the Board but continues to be the Chief Executive Officer of the Company, no severance benefits would be paid to him in that event.
     In the event we terminate the employment of a named executive officer for a reason other than death, disability or Cause or the employee terminates for Good Reason, and the termination occurs in connection with, based upon or within 12 months after a Change-in-Control, all outstanding options, restricted stock awards and other equity based awards will become fully vested and immediately exercisable on the date of termination. The payments due our named executive officers pursuant to the employment agreements are also subject to “gross-up” adjustments if specified taxes are imposed on such payments.
     The employment agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:
     Change-in-Control. As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or acquisition may be in the best interests of our stockholders. We provide severance compensation if an executive’s employment is terminated following a Change-in-Control transaction to incentivize our senior executives to act in the best interests of our stockholders, even though their employment could be terminated as a result of the transaction.
     Termination without Cause. If we terminate the employment of an executive officer without Cause as defined in the applicable agreement, we are obligated to continue to pay him certain amounts. These amounts are described in greater detail in “Potential Payments Upon Termination or Change-in-Control.” We believe these payments are appropriate because the terminated executive is bound by confidentiality, nonsolicitation and non-compete provisions covering two years after termination. We also value the certainty of having a mutually agreed to severance package in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders’ best interests.
Other Agreements
     Outside of a Change in Control, if the named executive officer’s employment is terminated by reason of disability or death, then the options granted to him under our form of Non-Statutory Stock Option Agreement or the restricted stock granted to him under our form of Restricted Stock Award Agreement will fully vest (and restrictions will fully lapse) and be exercisable by such named executive officer (or the estate or the person who acquires the options/shares by will or the laws of descent and distribution or otherwise by reason of his death (the “Estate”)), as applicable, for one year following the date of termination. If we terminate a named executive officer’s employment without Cause or if he terminates for Good Reason, and he executes a release, the options granted under the Non-Statutory Option Agreement will fully vest and be exercisable by him for three months following the date of termination or by his Estate for one year following the date of termination if he dies during the three month period. If the named executive officer does not execute a release, then he can only exercise the options that have vested on or prior to the date of termination. Finally, if a named executive officer’s employment is terminated for any other reason, he can exercise the options that have vested on or prior to the date of termination for three months following the date of termination (or his Estate can exercise the vested options for one year following the date of termination if he dies during the three month period), and his restricted shares will be forfeited if the time or performance restrictions are not met.
     Perquisites. We believe that the core elements of executive compensation should be tied directly or indirectly to the actual performance of the Company. As a result, we do not have a perquisite program. We believe that this position is particularly warranted in the difficult general business climate we face which has caused us to find ways to reduce our costs .
2009 Decisions
     Base Salary. Based on Mr. Compofelice’s recommendation (other than with respect to his own salary), the Compensation Committee adjusts the named executive officers’ base salaries every other year to reflect appropriate increases. Based on the recommendation of the Compensation Committee, we made the following base salary adjustments effective January 1, 2009:

Name	Base salary-2008	Base salary-2009
Mr. Compofelice	$500,000	$600,000
Mr. Jones	$250,000	$325,000
Mr. Salazar	$230,000	$230,000
Mr. Wallace	$225,000	$225,000
Mr. Varma	$250,000	$325,000
In 2009, base salaries for our named executive officers were closer to the market median than they were in 2008. The base salaries ranged from the 43rd to the 54th percentile of the survey data in 2009.
     Annual Cash Incentives. Effective in 2009, under the Annual Cash Incentive Plan (the “incentive plan”), we established target annual incentives of 60% of annual base salary for Messrs. Jones and Varma. The threshold annual incentive will be 30% of their annual base salary, and their maximum annual incentive will be 120% of their annual base salary. These adjustments are in line with the survey data.

     On April 29, 2009, the Board amended its performance goals for 2009 to include (i) continued safety throughout the worldwide fleet, (ii) corporate annual EBITDA based on our annual budget plan, (iii) commitment to the vessel delivery plan, and (iv) individual performance measured against specific goals reviewed and approved by the Board. These changes were adopted for two primary reasons: first, to ensure that EBITDA goals more closely reflected each division’s financial performance; and second, to emphasize the importance of vessel deliveries in 2009 for the Company to achieve its overall EBITDA goal. For 2009, the Committee determined that division EBITDA targets were also critical to the overall financial performance of the Company, and should be considered in compensation decisions across the Company.
     We did not achieve our corporate EBITDA performance objectives in 2009, and all but one division missed its EBITDA performance objectives. Our named executive officers received cash bonuses under the Plan based on their respective achievement of individual goals and our achievement of other goals in 2009 as follows:

Mr. Compofelice	$240,000
Mr. Jones	$135,625
Mr. Salazar	$39,375
Mr. Wallace	$42,188
Mr. Varma	$174,625
Percentage of Base Salary Paid Based on Annual Incentive Plan Performance Achievement for 2009 for Named Executive Officers

	Mr.		Mr.	Mr.
Performance Measure	Compofelice	Mr. Jones	Salazar	Wallace	Mr. Varma
Safety	17.5%	10.5%	8.75%	8.75%	10.5%
Corporate EBITDA	0%	0%	0%	0%	0%
Division EBITDA	—	—	0%	0%	—
Individual	22.5%	31.2%	10.0%	10.0%	43.2%
Total	40.0%	41.7%	18.75%	18.75%	53.7%
     Long-term Incentive. Given the significant decline in the Company’s market capitalization, in 2009 the Committee decided not to use a percentage of comparative market data in determining equity awards. The grant date fair value of the 2009 awards is more than 90% below the comparable 2008 awards’ value. The Committee intends to review this decision in coming years and make appropriate changes to our long-term incentive awards based on future economic and business conditions. To balance the need to retain key employees and minimize stockholder dilution, the Committee determined that a mix of stock options and cash-settled stock appreciation rights would provide our employees with appropriate upside potential and motivate our executive officers to work to improve our share price. See the Grants of Plan-Based Awards for details on the awards made in 2009. Based on our target annual incentives and grant date value of long-term awards, the named executive officers’ total direct compensation ranged from the 31st to the 40th percentile of the survey data.
     Total Compensation Mix. Based on the decisions made during 2009, the Compensation Committee continues to focus on tying pay to achieving performance goals. With the grant date value of the long-term awards at their reduced level in 2009, the mix in 2009 has shifted from the prior year. We believe Mr. Compofelice should have the most compensation at risk (estimated to be at least 60% of total compensation), given his role as the Chief Executive Officer of the Company. Messrs. Jones and Varma, as the Company’s Chief Financial Officer and Chief Operations Officer, respectively, should have more compensation at risk (estimated to be about 50% of their total direct compensation) than the other named executive officers. We believe the other named executive officers should have about 40% of their total direct compensation at risk. As outlined by the table below, we allocate an average of approximately 33% of total direct compensation to annual incentive pay and an average of 13% to long-term incentive pay for the named executive officers.

	Base Salary as	Annual Incentive (Pay At Risk)	Long-Term Incentive (Pay At
	percentage of total direct	of percentage of total direct	Risk) of percentage of total
Name and Position	Compensation	Compensation	direct compensation
Mr. Compofelice	41.8%	41.8%	16.4%
Mr. Jones	52.9%	31.7%	15.4%
Mr. Salazar	60.5%	30.2%	9.3%
Mr. Wallace	60.5%	30.2%	9.3%
Mr. Varma	52.9%	31.7%	15.4%
2010 Decisions
     Base Salary. Based on Mr. Compofelice’s recommendation, the Compensation Committee adjusts the named executive officers’ base salaries each year to reflect appropriate increases. At the December 8, 2009 meeting of the Board, based on the recommendation of the Compensation Committee, the following base salary adjustments were approved effective January 1, 2010:

Name	Base salary-2009	Base salary-2010
Mr. Jones	$325,000	$340,000

Mr. Salazar	$230,000	$250,000

Mr. Wallace	$225,000	$250,000

Mr. Varma	$325,000	$375,000
The increases reflect the Compensation Committee’s attempt to keep the salaries of our executive officers competitive with peer companies based on the survey data. In addition, the increases with respect to Mr. Jones reflect his increased responsibilities in connection with his promotion to Senior Vice President and Chief Administrative Officer (in addition to continuing as our Chief Financial Officer); the increase with respect to Mr. Varma reflects his increased responsibilities in connection with his promotion to Senior Vice President and Chief Operations Officer; the increase with respect to Mr. Salazar reflects his increased responsibilities in connection with his promotion to Vice President, Americas and West Africa; and the increase with respect to Mr. Wallace reflects his increased responsibilities in connection with his promotion to Vice President, Business Development.
     Annual Cash Incentives. On February 19, 2010, the Board amended its performance goals for 2010 to include (i) improved safety throughout the worldwide fleet, (ii) annual EBIDTA in our annual budget plan, (iii) vessel reliability, to measure any unplanned downtime resulting in lost revenue, and (iv) individual performance as measured against specific goals reviewed and approved by the Board. These changes were adopted to ensure that EBIDTA goals more closely reflected each division’s financial performance. We continue to believe that division EBIDTA targets are critical to the overall performance of the Company and should be considered in compensation decisions across the Company. We believe that this additional financial performance measure more closely aligns the entire worldwide management team to meet or exceed financial performance targets. We have taken no action on annual incentives for the named executive officers in 2010.

Annual Incentive Plan Payout Ranges for 2010 for Named Executive Officers

Mr.
	Compofelice-	Mr. Jones-
	Chairman of	SVP,
	the Board,	Chief			Mr. Varma-
	President and	Financial	Mr. Salazar -		SVP, Chief Operations
	Chief	Officer and	Vice President,	Mr. Wallace-	Officer, General
	Executive	Chief	Americas and	Vice President, Business	Counsel and
	Officer	Administrative Officer	West Africa	Development	Corporate Secretary
Threshold Incentive Compensation (% of Base Salary)	50%	30%	25%	25%	30%
Target Incentive Compensation (% of Base Salary)	100%	60%	50%	50%	60%
Maximum Incentive Compensation (% of Base Salary)	200%	120%	100%	100%	120%

	Mr.		Mr.	Mr.
Performance Measure	Compofelice	Mr. Jones	Salazar	Wallace	Mr. Varma
Safety	5%	5%	10%	5%	5%
Corporate EBITDA	75%	75%	25%	75%	75%
Division EBITDA	—	—	40%	—	—
Individual	20%	20%	25%	20%	20%
     Long-term Incentives. Given the significant decline in the Company’s market capitalization, the Compensation Committee has decided not to use comparative market data to determine equity awards. The Committee intends to review this decision in coming years and make appropriate changes in our long term incentive awards based on future economic and business conditions. To balance the need to retain key employees and be minimize stockholder dilution, the Committee determined that the mix of cash settled stock appreciation rights and phantom restricted stock units would provide appropriate upside potential and motivation for executive officers to work to improve our share price. The Committee substituted phantom restricted stock units in 2010 for stock options due to the Company’s limited availability of authorized and unissued common stock under the Company’s Amended and Restated 2004 Stock Incentive Plan.
Other Important Compensation Policies
     Policy Regarding Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our allowable deduction for compensation paid to the Chief Executive Officer and the other top three highest compensated executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options and performance-based restricted stock awards we have granted have been structured to qualify as performance-based. The Compensation Committee’s intent is to design compensation awards that will be deductible without limitation where doing so will further the purposes of the Company’s executive compensation program. The Compensation Committee will, however, take into consideration the other factors described in this Compensation Discussion and Analysis, together with Section 162(m) considerations in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible. None of the compensation we paid to our named executive officers in 2009 was subject to the deduction limitation set forth in Section 162(m).
     Policy Regarding “Clawback” of Compensation. In December 2009, our Board approved a policy which allows us to recover from a senior executive annual or long-term incentive award overpayments. If an error or errors occurs in any financial statement resulting from an intentional or fraudulent act or omission by any senior executive, then the senior executives will reimburse us for any award payment made based on the error.
     Policy Regarding Tax Gross-Up Provisions. In December 2009, the Committee approved a policy that no tax gross-up payment provisions will be offered in any future compensatory arrangement with any current or prospective employee of the Company without the prior written consent of the Board. In the Committee’s view, granting such payments should only be considered on a case-by-case basis when the Committee can evaluate the relative ease or difficulty of recruiting employees without offering such payments.
     Executive Stock Ownership Guidelines. In November 2009, our Board approved a stock ownership policy which emphasizes the link between covered officers and the long term interest of stockholders. Covered officers are required to accumulate shares within five years of becoming covered by the guidelines. The following table outlines their target ownership for these guidelines.

Title	Share Value Ownership Target
CEO	3X base salary

Chief Administrative Officer, Chief Financial Officer	2X base salary

Other selected Officers (including all other named executive officers)	1X base salary
A covered officer is expected to retain 50% of the after tax proceeds in shares until he or she meets the applicable ownership threshold. Covered officers are expected to accumulate and hold shares held directly or indirectly and acquired under any unvested time-based restricted shares and any vested in the money options. Covered employees cannot engage in hedging strategies with any shares counting towards their ownership guidelines. Currently covered officers have until December 31, 2014 to be in compliance.
Director Stock Ownership Guidelines. In November 2009, our Board approved this policy which emphasizes the link between non-employee directors and the long term interest of shareholders. Non-employee directors are required to accumulate shares equal in value to at least two times the amount of their annual cash retainer within five years of election to the Board. A non-employee director is expected to retain 50% of the after tax proceeds in shares until he or she meets the stock ownership threshold. Non-employee directors are expected to accumulate and hold shares held directly or indirectly, and shares acquired under any unvested time-based restricted shares and any vested in the money options. Non-employee directors cannot engage in hedging strategies with any shares counting towards their ownership guidelines. Current non-employee directors have until December 31, 2014 to be in compliance.
Terminology
Total Cash means Base Salary plus any annual incentive, bonus or other cash payment to an executive.
Total Direct Compensation means Total Cash plus any equity awards made to an executive.
Change-in-Control means
•	our merger with another entity, our consolidation or our sale of all or substantially all of our assets to another entity where our holders of equity securities immediately prior to the transaction do not beneficially own immediately after the transaction equity securities of the resulting entity entitled to 50% or more of the vote then eligible to be cast in the election of directors of the resulting entity;

•	our dissolution or liquidation;

•	any person or entity acquires or gains ownership or control of more than 50% of the combined voting power of our securities; or

•	persons who were members of the Board immediately before an election of the directors cease to constitute a majority of our Board.
Termination for Cause means an executive has engaged in gross negligence or willful misconduct in the performance of the duties required of his role, has willfully refused without proper legal reason to perform the duties and responsibilities of his role, has materially breached any provision in the employment agreement or corporate policy, has willfully engaged in conduct he knows is injurious to us, has been convicted of or pleaded no contest to, a crime involving moral turpitude or any felony or has engaged in any act of serious dishonesty which adversely affects the executive’s performance.

Termination for Good Reason means an executive has the right to terminate employment for any of the following reasons within 60 days of:
•	a material breach by us of any provision of the employment agreement;

•	a material diminution in the nature or scope of the executive’s duties and responsibilities;

•	the assignment to the executive of duties and responsibilities that are materially inconsistent with the position in the employment agreement;

•	any material change in the geographic location at which the executive must perform services;

•	the executive not being offered the same position at the resulting entity in connection with a Change-in-Control; or

•	a material diminution in health and welfare, vacation or other benefits we provide including business expenses and equity awards.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this proxy statement with our management, and, based on such review and discussions, the Compensation Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement.
The Compensation Committee
Ben A. Guill., Chairman of the Committee
Richard A. Bachman
Per Staehr
Compensation Summary
     The following Summary Compensation Table sets forth the 2009, 2008 and 2007 compensation of Joseph S. Compofelice, our principal executive officer, Geoff A. Jones, our principal financial officer, and our three most highly compensated executive officers for the last completed fiscal year (collectively, the “named executive officers”). Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

					Stock	Option	All Other	Total
Name and Principal Position	Year	Salary		Bonus (1)	Awards (2)	Awards (2)	Compensation (3)	Compensation
Joseph S. Compofelice	2009	$600,000		$240,000	$799,429	$378,280	$18,498	$2,036,207
Chairman and Chief Executive Officer (4)	2008	$500,000		$570,046	$875,832	$425,999	$17,572	$2,389,449
	2007	$288,524		$393,637	$1,959,000	$772,000	$14,586	$3,427,747
Geoff Jones	2009	$325,000		$135,625	$308,254	$74,440	$12,707	$865,026
Senior Vice President, Chief Financial	2008	$250,000		$142,512	$413,741	$75,453	$17,572	$899,278
Officer and Chief Administrative Officer	2007	$242,330		$134,271	$247,967	$90,249	$16,370	$731,187
Rishi A. Varma	2009	$325,000		$174,625	$246,326	$69,702	$16,698	$832,351
Senior Vice President, Chief Operations	2008	$250,000		$142,512	$326,104	$51,982	$17,361	$787,959
Officer, General Counsel and	2007	$242,330		$164,271	$247,967	$90,249	$20,286	$765,103
Corporate Secretary
D. Michael Wallace	2009	$225,000		$42,188	$226,408	$48,863	$21,603	$564,062
Vice President, Business	2008	$304,544	(5)	$128,260	$274,035	$62,888	$254,924	$1,024,651
	2007	$304,544	(5)	$120,844	$247,967	$90,249	$196,844	$960,448
Tomas R. Salazar	2009	$230,000		$43,125	$110,185	$19,210	$15,725	$418,245
Vice President, Americas and West Africa	2008	$216,666		$123,510	$124,993	$6,735	$17,361	$489,265
Global Director of Sales and Marketing	2007	164,023		67,365	$14,487	$5,272	$16,361	$267,508

(1)	For 2009 and 2008, “Bonuses” include payments made under the Key Employee Retention Bonus Plan and the Annual Incentive Plan. Payments during 2009 under the Annual Incentive Plan were as follows: Mr. Compofelice — $240,000; Mr. Jones — $135,625; Mr. Varma — $174,625; Mr. Wallace — $42,188; and Mr. Salazar - $43,125. Payments during 2008 under the Annual Incentive Plan were as follows: Mr. Compofelice — $570,406; Mr. Jones — $142,512; Mr. Varma — $142,512; Mr. Wallace — $128,260; and Mr. Salazar — $123,510.

(2)	Dollar amounts represent the compensation expense recognized in 2009, 2008 and 2007 with respect to outstanding award grants, whether or not granted during 2009, 2008 and 2007, in accordance with accounting guidance for stock compensation. “Option Awards” include $168,666 of expense for Mr. Compofelice. See Note 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 12, 2009 for a discussion of the assumptions made in determining these amounts.

(3)	“All Other Compensation” includes the aggregate value of matching contributions to our 401(k) plan, the dollar value of life insurance coverage and any perquisites valued in the aggregate of $10,000 or more as follows:

			Dollar Value of	Relocation	Automobile
Name	Year	401(k) Plan ($)	Life Insurance ($)	Benefits ($)	Benefits ($)	Total ($)
Joseph S. Compofelice	2009	1,250	2,172			3,422
	2008	8,250	1,664	—	—	9,914
	2007	—	2,334	—	—	2,334

Geoff A. Jones	2009	2,458	2,172			4,630
	2008	8,250	1,664	—	—	9,914
	2007	2,617	1,947	—	—	4,564

Rishi A. Varma	2009	2,458	2,184			4,642
	2008	8,250	1,567	—	—	9,817
	2007	2,405	1,947	—	—	4,352

D. Michael Wallace	2009	1,480	1,644			3,124
	2008	8,250	1,664	—	—	9,914
	2007	2,388	1,754	38,870	25,793	68,805

Tomas R. Salazar	2009	2,023	1,682			3,705
	2008	8,250	1,567	—	—	9,817
	2007	8,250	1,567	—	—	9,817
     Also included in 2008 and 2007 is $254,924 and $128,039, respectively, of payments on behalf of Mr. Wallace associated with his expatriate assignment in Shanghai.
(4)	Mr. Compofelice was appointed as the Company’s Chief Executive Officer on July 9, 2007. In 2007, Mr. Compofelice received total compensation of $124,516 as our non-executive Chairman of the Board.

(5)	Mr. Wallace’s 2009, 2008 and 2007 annual salary includes a foreign service premium of $45,000 and a cost of living adjustment of $34,544.
Grants of Plan-Based Awards
     The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the named executive officers during 2009.

		Estimated Future Payments under			Estimated Future Payments under			All other	All other	Exercise or	Grant Date
	Grant	non-equity incentive plan awards			equity incentive plan awards			stock	option	Base Price	FV of Stock
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	awards	awards	of Option	& Options
Joseph S. Compfelice	3/13/2009	—	—	—	—	—	—	—	48,750	2.05	49,725
	3/13/2009								90,417	2.05	274,868

Geoff A. Jones	3/13/2009	—	—	—	—	—	—	—	16,927	2.05	17,266
	3/13/2009								37,760	2.05	114,790

Rishi A. Varma	3/13/2009	—	—	—	—	—	—	—	16,927	2.05	17,266
	3/13/2009								37,760	2.05	114,790

D. Michael Wallace	3/13/2009	—	—	—	—	—	—	—	7,031	2.05	7,172
	3/13/2009								12,656	2.05	38,474

Tomas R. Salazar	3/13/2009	—	—	—	—	—	—	—	7,188	2.05	7,332
	3/13/2009								12,938	2.05	39,332

									288,354		681,014
Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table
     A discussion of 2009 base salaries and annual incentives is included in “Compensation Discussion and Analysis.”
     Fair Value Calculation: The grant date fair value of the restricted stock granted in 2009 is based on the closing price of our common stock on the date of grant. The fair value of each option is estimated on the date of grant using a Black-Scholes option valuation model. Volatility is based on the historical volatility of the price of the Company’s common stock. The expected option life was an estimate determined by the Company. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the estimated life of the option.
     Terms of Awards: The restrictions on the shares of restricted stock presented in the Grants of Plan Based Awards table lapse 100% upon the third anniversary of the grant date. The options presented in the Grants of Plan Based Awards table vest ratably over three years beginning on the first anniversary of the grant date.
     Employment Agreements: Our named executive officers have entered into employment agreements with us. The initial term of the agreements is set forth in the table below. Following the initial term, the agreements will be automatically extended on the initial expiration date, and on the expiration date of any extended term thereafter, unless the named executive officer receives or provides advanced written notice that no such automatic extension shall occur. This advanced written notice must be provided or received at least 6 months, in the case of our Chief Executive Officer, or 30 days, in the case of the other named executive officers, prior to the first day of any such extension period. The named executive officers have agreed, during the term of the agreement and for 12 months following termination of their employment, not to compete with our business in any geographic market where we are conducting any business as of the date of their termination or have conducted business during 12 months prior to termination. In addition, the named executive officers have agreed not to make any unauthorized disclosure of any confidential business information or trade secrets of the Company. The agreements provide for an annual base salary of no less than the amount reflected in the table below, subject to annual review. See “Compensation Discussion and Analysis — Compensation Philosophy” for a discussion of how salary and bonus are used to achieve compensation objectives. See “Compensation Discussion and Analysis — Elements of Compensation for Named Executive Officers” for a discussion of the provisions in the employment agreements and see “Potential Payments Upon Change-in-Control/Termination” below for additional details related to termination, change of control and related payment obligations.

Name	Effective Date	Initial	Length of renewal	Base salary
Mr. Compofelice	July 23, 2008	1 year	1 year	$600,000
Mr. Jones	September 1, 2005	1 year	1 year	$325,000
Mr. Salazar	January 23, 2007			$230,000
Mr. Wallace	January 1, 2007	1 year	1 year	$225,000
Mr. Varma	July 1, 2006	1 year	1 year	$325,000

Outstanding Equity Awards at 2009 Fiscal Year-End
     The following table and the footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2009 for each executive officer.
Outstanding Equity Awards at 2009 Fiscal Year-End:

	Option Awards					Stock Awards
			Equity					Equity		Equity Incentive
			Incentive Plan					Incentive Plan		Plan Awards:
			Awards:				Market	Awards: # of		Market or Payout
	Number of	Number of	Number of			Number of	Value of	Unearned		Value of
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units		Unearned
	Underlying	Underlying	Underlying			Units of	Units of	or Other		Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That		Other Rights
	Options (#	Options (#	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not		That Have Not
Name	Exercisable)	Unexercisable)	Options	Price	Date	Vested	Vested(1)	Vested		Vested
Joseph S. Compfelice	100,150	—	—	11.00	3/15/2012
	33,334	16,666 (2)	—	39.18	7/9/2014
	—	48,750	—	2.05	3/13/2016
						58,854 (5)	267,197	16,674	(10)	75,700
Geoff A. Jones	8,000	—	—	11.00	3/15/2012
	7,000	—	—	27.13	3/13/2013
	4,467	2,233 (3)	—	37.01	3/21/2014
	—	16,927	—	2.05	3/13/2016
		—				17,638 (6)	80,077	5,387	(10)	24,457
Rishi A. Varma	6,100	—	—	27.13	3/13/2013
	4,467	2,233 (3)	—	37.01	3/21/2014
	—	16,927	—	2.05	3/13/2016
						17,638 (7)	80,077	5,387	(10)	24,457
D. Michael Wallace	4,000	—	—	11.00	3/15/2012
	3,500	—	—	27.13	3/13/2013
	4,467	2,233 (4)	—	37.01	3/21/2014
	—	7,031	—	2.05	3/13/2016
						16,544 (8)	75,110	4,848	(10)	22,010
Tomas R. Salazar	1,000	500 (4)	—	37.01	3/21/2014
	—	7,188	—	2.05	3/13/2016
						8,063 (9)	36,606	3,232		14,673

	176,485	182,070				118,737	539,067	3,232		161,297

(1)	The market value of unvested restricted shares was determined by using a stock price of $4.54, the closing price of the Company’s common stock on Nasdaq on December 31, 2009.

(2)	These option awards were granted on March 15, 2005 and vest ratably over 4 years beginning on March 15, 2006.

(3)	These option awards were granted on March 13, 2006. The options vest ratably over three years beginning on March 13, 2007.

(4)	These option awards were granted on March 21, 2007. The options vest ratably over three years beginning on March 21, 2008.

(5)	On July 9, 2007, Mr. Compofelice was granted 50,000 shares of restricted stock, of which 25,000 shares remain unvested as of December 31, 2009. The restrictions on the unvested shares lapse on July 9, 2010. On February 13, 2008, Mr. Compofelice was granted an additional 33,854 shares of restricted stock. All 33,854 shares remain unvested as of December 31, 2009. The restrictions lapse on February 13, 2011.

(6)	On September 1, 2005, Mr. Jones was granted 15,000 shares of restricted stock, of which all were vested as of December 31, 2009. On March 21, 2007, Mr. Jones was granted 6,700 shares of restricted stock, of which 6,700 shares remain unvested as of December 31, 2009. The restrictions lapse on March 21, 2010. On February 13, 2008, Mr. Jones was granted an additional 10,938 shares. All 10,938 shares remain unvested as of December 31, 2009. The restrictions lapse on February 13, 2011.

(7)	On March 21, 2007, Mr. Varma was granted 6,700 shares of restricted stock, of which 6,700 shares remain unvested as of December 31, 2009. The restrictions lapse on March 21, 2010. On February 13, 2008, Mr. Varma was granted an additional 10,938 shares. All 10,938 shares remain unvested as of December 31, 2009. The restrictions lapse on February 13, 2011.

(8)	On March 13, 2006, Mr. Wallace was granted 3,500 shares of restricted stock, of which all shares were vested as of December 31, 2009. On March 21, 2007, Mr. Wallace was granted 6,700 shares of restricted stock, of which 6,700 shares remain unvested as of December 31, 2008. The restrictions lapse on March 21, 2010. On February 13, 2008, Mr. Wallace was granted an additional 9,844 shares. All 9,844 shares remain unvested as of December 31, 2009. The restrictions lapse on February 13, 2011.

(9)	On March 21, 2007, Mr. Salazar was granted 1,500 shares of restricted stock, of which 1,500 shares remain unvested as of December 31, 2009. The restrictions lapse on March 21, 2010. On February 13, 2008, Mr. Salazar was granted an additional 6,563 shares. All 6,563 shares remain unvested as of December 31, 2009. The restrictions lapse on February 13, 2011.

(10)	These performance restricted stock awards were granted February 13, 2008. See “Grants of Plan-Based Awards” in this Proxy Statement for further information regarding the lapse in the forfeiture restrictions provided that the Employee is continuously employed by the Company from the date of the Agreement through the lapse date.
Option Exercises and Stock Vested in 2009
     The following table provides the amount realized during 2009 by each named executive officer upon the exercise of options and upon the vesting of restricted common stock.

	Vested for 2009 Option Awards
		Value		Value
	# of Shs	Realized	# of Shs	Realized
	Acquired	Upon	Acquired on	Upon
Name	on Exercise	Exercise	Vesting	Vesting
Joseph S. Compfelice	—	—	—	—

Geoff A. Jones	—	—	10,750	37,375

Rishi A. Varma	—	—	6,100	12,505

D. Michael Wallace	—	—	3,500	7,175

Tomas R. Salazar	—	—	—	—

Total	—	—	20,350	57,055

*	3,750 shares vested on 9/1/09 and 7,000 shares vested on 3/13/09. All other shares vested on 3/13/09.

(1)	Calculated by multiplying the number of vested shares by the market price of such shares on the date of vesting.
Potential Payments Upon Change-in-Control/Termination
     We have entered into employment agreements with each of our named executive officers that include, among other things, payment obligations by the Company in the event employment is terminated by the Company or the employee under specified circumstances. See “—Elements of Compensation for Named Executive Officers— Post-Termination Compensation included in Employment Agreements” for details about these payments. The tables below reflect the amount of compensation that would be payable to each of the named executive officers in various scenarios involving termination of the named executive officer’s employment, including following a Change-in-Control based on these employment agreements. The amount of compensation payable to each named officer upon voluntary termination, involuntary not-for-cause termination (non-Change-in-Control), voluntary termination for good cause or involuntary termination following a Change-in-Control, involuntary for cause termination, and termination in the event of death or disability of each named officer is shown below. The amounts shown assume that the termination was effective on December 31, 2009 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the officers upon their termination. The actual amounts to be paid out can only be determined at the time of the officer’s separation from us. The officer would also have available the value of exercisable options reflected in the Outstanding Equity Awards at Fiscal Year End table. In the event of retirement, death or disability before the annual cash (short-term incentive) is paid, the Compensation Committee has the discretion to authorize payment (in full or on a prorated basis) of the amount the officer would have received. We have assumed that the Compensation Committee would have authorized the payment of the full award for purposes of the tables below. The short-term disability plan pays up to 77 days. The payments are 66.67% of base salary a week up to $750 per week. The long-term disability plan pays 60% of an executive officer’s salary up to $15,000 per month until Social Security retirement age or no longer disabled. The long-term disability plan is optional and plan premiums are paid for by the executive officer that chooses to participate. The life insurance plan pays the beneficiary an amount equal to 3 times the applicable officer’s annual salary up to a maximum of $900,000.
Mr. Compofelice

		Involuntary Not		Termination	Termination in
	Voluntary	For Cause	For Cause	related to Change-	event of	Termination in
	Termination on	Termination on	Termination on	in-Control on	Disability on	event of Death
	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009	on 12/31/2009
Compensation:	$600,000	$600,000	$600,000	$600,000	$600,000	$600,000
Severance	$—	$1,200,000	$—	$1,794,000	$—	$—
Annual Incentive 1)	$—	$600,000	$—	$600,000	$—	$—
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$—	$121,388	$121,388	$121,388
Intrinsic Value of Unvested and Accelerated Stock Appreciation Rights	$—	$—	$—	$225,138	$225,138	$225,138
Unvested and Accelerated Performance-Based Restricted Stock	$—	$—	$—	$75,700	$75,700	$75,700
Unvested and Accelerated Time-Based Restricted Stock	$—	$—	$—	$267,197	$267,197	$267,197
Benefits & Perquisites:
Health Benefits	$—	$3,755	$—	$11,265	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$180,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$900,000
Excise Tax & Gross-Up	$—	$—	$—	$1,377,223	$—	$—
Total	$—	$1,803,755	$—	$4,171,073	$568,585	$1,288,585

1)	For cases of Voluntary Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2008 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age

Mr. Jones

				Termination
		Involuntary Not		related to
	Voluntary	For Cause	For Cause	Change-in-	Termination in	Termination in
	Termination on	Termination on	Termination on	Control on	event of Disability	event of Death on
	12/31/2009	12/31/2009	12/31/2009	12/31/2009	on 12/31/2009	12/31/2009
Compensation:	$325,000	$325,000	$325,000	$325,000	$325,000	$325,000
Severance	$—	$325,000	$—	$971,750	$—	$—
Annual Incentive 1)	$135,625	$330,625	$135,625	$718,675	$135,625	$135,625
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$—	$42,148	$42,148	$42,148
Intrinsic Value of Unvested and Accelerated Stock Appreciation Rights	$—	$—	$—	$94,022	$94,022	$94,022
Unvested and Accelerated Performance-Based Restricted Stock				$24,457	$24,457	$24,457
Unvested and Accelerated Time-Based Restricted Stock	$—	$—	$—	$43,248	$43,248	$43,248
Benefits & Perquisites:
Health Benefits	$—	$7,510	$—	$7,510	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$180,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$750,000
Excise Tax & Gross-Up	$—	$—	$—	$527,058	$—	$—
Total	$135,625	$663,135	$135,625	$2,310,389	$401,021	$971,021

1)	For cases of Voluntary Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2008 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age
Mr. Varma

		Involuntary Not		Termination	Termination in
	Voluntary	For Cause	For Cause	related to Change-	event of	Termination in
	Termination on	Termination on	Termination on	in-Control on	Disability on	event of Death
	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009	on 12/31/2009
Compensation:	$325,000	$325,000	$325,000	$325,000	$325,000	$325,000
Severance	$—	$325,000	$—	$971,750	$—	$—
Annual Incentive 1)	$174,625	$369,625	$174,625	$757,675	$174,625	$174,625
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$—	$42,148	$42,148	$42,148
Intrinsic Value of Unvested and Accelerated Stock Appreciation Rights	$—	$—	$—	$94,022	$94,022	$94,022
Unvested and Accelerated Performance-Based Restricted Stock				$24,457	$24,457	$24,457
Unvested and Accelerated Time-Based Restricted Stock	$—	$—	$—	$80,077	$80,077	$80,077
Benefits & Perquisites:
Health Benefits	$—	$11,489	$—	$34,352	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$180,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$750,000
Excise Tax & Gross-Up	$—	$—	$—	$574,235	$—	$—
Total	$174,625	$706,114	$174,625	$2,460,236	$476,850	$1,046,850

1)	For cases of Voluntary Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2008 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age
Mr. Wallace

		Involuntary Not		Termination	Termination in
	Voluntary	For Cause	For Cause	related to Change-	event of	Termination in
	Termination on	Termination on	Termination on	in-Control on	Disability on	event of Death on
	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009
Compensation:	$225,000	$225,000	$225,000	$225,000	$225,000	$225,000
Severance	$—	$225,000	$—	$672,750	$—	$—
Annual Incentive 1)	$42,188	$170,488	$42,188	$425,805	$42,188	$42,188
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$—	$17,507	$17,507	$17,507
Intrinsic Value of Unvested and Accelerated Stock Appreciation Rights	$—	$—	$—	$31,513	$31,513	$31,513
Unvested and Accelerated Performance-Based Restricted Stock				$22,010	$22,010	$22,010
Unvested and Accelerated Time-Based Restricted Stock	$—	$—	$—	$75,110	$75,110	$75,110
Benefits & Perquisites:
Health Benefits	$—	$3,755	$—	$11,265	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$135,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$675,000
Repatriation Costs	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000
Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$—
Total	$42,188	$399,243	$42,188	$1,202,437	$269,805	$809,805

1)	For cases of Voluntary Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2008 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age

Mr. Salazar

		Involuntary Not		Termination related	Termination in
	Voluntary	For Cause	For Cause	to Change-in-	event of	Termination in
	Termination on	Termination on	Termination on	Control on	Disability on	event of Death
	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009	on 12/31/2009
Compensation:	$230,000	$230,000	$230,000	$230,000	$230,000	$230,000
Severance	$—	$—	$—	$230,000	$—	$—
Annual Incentive 1)	$39,375	$39,375	$39,375	$199,073	$39,375	$39,375
Long-term Incentives
Intrinsic Value of Unvested and Accelerated Stock Options	$—	$—	$—	$17,898	$17,898	$17,898
Intrinsic Value of Unvested and Accelerated Stock Appreciation Rights	$—	$—	$—	$32,216	$32,216	$32,216
Unvested and Accelerated Performance-Based Restricted Stock				$14,673	$14,673	$14,673
Unvested and Accelerated Time-Based Restricted Stock	$—	$—	$—	$36,606	$36,606	$36,606
Benefits & Perquisites:
Health Benefits	$—	$—	$—	$11,489	$—	$—
Annual Disability Income *	$—	$—	$—	$—	$138,000	$—
Life Insurance Benefits	$—	$—	$—	$—	$—	$690,000
Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$—
Total	$39,375	$39,375	$39,375	$495,066	$231,879	$783,879

1)	For cases of Voluntary Termination, Involuntary Not for Cause Termination, For Cause Termination and Termination related to Change in Control, the 2008 annual incentive earned may be paid to the executive based on the Board’s discretion.

*	until no longer disabled or Social Security Retirement Age

AUDIT COMMITTEE REPORT
During 2009, the Audit Committee was comprised of three members of our Board of Directors: Dr. Scoggins and Messrs. Burke and Hutcheson.
The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee Charter is annually reassessed and updated as needed in accordance with applicable rules of the SEC and Nasdaq. Each of the present members of the Audit Committee meets the current Nasdaq independence standards and the independence standard set forth in the Securities Exchange Act of 1934.
Earlier this year, in preparation for the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2009, the Audit Committee:
•	reviewed and discussed our audited financial statements with management and the Company’s independent auditors;

•	discussed separately with management and the Company’s independent auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations or changes made by the Company’s independent auditors or the internal auditors have been implemented or resolved;

•	obtained and reviewed a report by the Company’s independent auditors describing: (i) its internal quality-control procedures; (ii) any material issues raised by: (A) its most recent internal quality-control review or peer review, or (B) any inquiry or investigation by governmental or professional authorities respecting one or more independent audits performed by the independent auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company to assess the independent auditors’ independence;

•	obtained and reviewed reports from the Company’s independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, their ramifications and the preferences of the Company’s independent auditors; and (iii) other material written communications between the independent auditors and management;

•	reviewed the overall scope and plans for the audit and the results of the examination with its independent auditors;

•	reviewed all fees paid to the independent auditors and considered whether the rendering of non-audit services is compatible with maintaining the independence of such independent auditors. These fees are described immediately following this report;

•	discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and reviewed the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company.
Based on the review and discussions stated above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009.
Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The Audit Committee

Kenneth M. Burke, Chairman	Edward C. Hutcheson, Jr.	Myles W. Scoggins

PROPOSAL TWO: RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The stockholders are being asked to ratify this appointment at the annual meeting. While stockholder approval of the appointment of PricewaterhouseCoopers LLP is not required by the Company’s charter or bylaws, our Board of Directors is requesting stockholder ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting, the Audit Committee will consider the stockholders’ decision in making its selection for independent registered public accountants for the fiscal year ending December 31, 2011.
     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.
Independent Registered Public Accounting Firm Fees
     PricewaterhouseCoopers LLP has billed us the following amounts for professional services rendered during each of the fiscal years represented:

	2009	2008

Audit Fees(1)	$3,605,809	$2,524,485
Audit Related Fees(2)	$295,000	$57,280
Tax Fees(3)	$55,868	$45,678
All Other Fees(4)	$3,030	$3,030

Total Fees	$3,959,706	$2,630,473

(1)	Reflects fees for services rendered for the audit of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year. Audit fees in 2009 include $303,000 related to various SEC services, and $525,000 of statutory audits for our various foreign subsidiaries. Audit fees in 2008 include $240,000 related to various SEC services and $116,000 of statutory audits for our various foreign subsidiaries.

(2)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Reflects fees for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	Reflects fees for accounting research and internal audit software licenses.
Pre-Approval Process
     All of the services performed by PricewaterhouseCoopers LLP in 2009 were pre-approved by the Audit Committee. Any requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(C) under Regulation S-X. During the year, the Audit Committee Chairman has the authority to pre-approve requests for services that were not pre-approved at a regularly scheduled audit committee meeting and the Chairman will present such pre-approval to the Audit Committee at the next regularly scheduled Audit Committee meeting.
Recommendation of the Board
     The Audit Committee and the Board have unanimously determined that the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 is advisable and in the best interests of the Company and its stockholders and unanimously recommend that the Company’s stockholders vote “FOR” Proposal 2.

PROPOSAL 3: APPROVAL OF THE TRICO MARINE SERVICES, INC.
2010 LONG-TERM INCENTIVE PLAN
General
     The Trico Marine Services, Inc. 2010 Long-Term Incentive Plan (the “2010 Incentive Plan”) was approved by our Board of Directors on April 8, 2010. Our Board recommends that our stockholders approve the 2010 Incentive Plan. The following is a summary of the material features of the 2010 Incentive Plan, which is qualified in its entirety by reference to the copy of the 2010 Incentive Plan attached hereto as Appendix A and incorporated herein by reference in its entirety.
Summary of the 2010 Incentive Plan
     The purpose of the 2010 Incentive Plan is to advance the interests of the Company and its stockholders by providing incentives to certain employees and other key individuals who perform services for us, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The Company’s Amended and Restated 2004 Stock Incentive Plan has been in place for a number of years; however, as of April ___, 2010, only 223,583 shares remain available for issuance under that plan. Therefore, the number of authorized shares for issuance will soon become insufficient. Adopting the 2010 Incentive Plan would allow us to increase the total number of shares authorized for issuance as awards for employees, would allow us to continue to claim tax deductions for certain types of employee compensation, and would implement certain clarifying and technical changes as compared to our existing plan. The Board believes adoption of the 2010 Incentive Plan will help us attract, motivate and retain the services of key employees and directors and align the interests of such persons with stockholders by providing participants in the Plan with the opportunity to share in the appreciation in value of the Company’s common stock that their efforts bring about. The 2010 Incentive Plan is more fully described below.
     The 2010 Incentive Plan is administered by the Board or, if the Board so designates, by a committee of the Board. Our Board has designated the Board’s Compensation Committee to administer the 2010 Incentive Plan. The Compensation Committee may delegate administrative responsibilities if so permitted by applicable law, other than with respect to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The 2010 Incentive Plan provides for the granting of several types of awards, including stock options, stock appreciation rights, or SARs (rights to receive, without payment to us, cash, common stock, other property or any combination thereof, based on the increase in the value of the number of shares of common stock specified in the award), restricted stock (an award of a number of shares of common stock that are subject to certain restrictions, such as a requirement that the shares shall be forfeited if the holder’s employment or performance of services for us terminates), performance grants (cash, shares of common stock, other consideration such as other of our company’s securities or property or a combination thereof that is paid based on the performance of the holder, our company, one or more of our subsidiaries, divisions or units, or any combination thereof) and other awards deemed by the Compensation Committee to be consistent with the purposes of the 2010 Incentive Plan. Awards may be granted alone, or in conjunction with one or more other awards, as determined by the Compensation Committee.
     A maximum of 1,500,000 shares of our common stock will be authorized to be issued under the 2010 Incentive Plan in connection with the grant of awards, subject to adjustments described below. As of April      , 2010, the market value of the common stock that may be granted under the 2010 Incentive Plan was $_,     ,     . The common stock issued under the 2010 Incentive Plan may be either newly issued shares, treasury shares, reacquired shares or any combination thereof. If our common stock issued as restricted stock or otherwise subject to repurchase or forfeiture rights is reacquired by us pursuant to such rights, or if any award is canceled, terminates or expires unexercised, the common stock which would otherwise have been issuable pursuant to such awards will be available for issuance under new awards.
     Our Compensation Committee will have exclusive discretion to select the employees and other key individuals performing services for us to whom awards will be granted; to determine the type, size and terms of each award; to modify within certain limits the terms of any award; to determine the time when awards will be granted; to establish performance objectives; to prescribe the form of documents representing awards under the 2010 Incentive Plan; and to make all other determinations that it deems necessary or desirable in the interpretation and administration of the 2010 Incentive Plan. No person may receive an award under the 2010 Incentive Plan for more than 500,000 Shares in any calendar year (subject to adjustments for stock splits, stock dividends and similar events), or for more than $5,000,000 in any calendar year. Our Compensation Committee will have the authority to administer and interpret the 2010 Incentive Plan, and its decisions will be final, conclusive and binding. We currently anticipate that approximately 20 of our employees or other key individuals will be eligible to participate in the 2010 Incentive Plan. It is not possible to determine awards that will be made under the 2010 Incentive Plan to any person, nor is it possible to estimate the amount of awards that any person might have received under the 2010 Incentive Plan in the last completed fiscal year if the plan had been in effect during that year.
Awards under the 2010 Incentive Plan
     Stock Options. A stock option, which may be a nonqualified or an incentive stock option, is the right to purchase a specified number of shares of our common stock at a price fixed by the Compensation Committee. The option exercise price for nonqualified options may be equal to or greater than the fair market value of the common stock on the date of grant. In the case of incentive stock options, the option exercise price may not be less than the fair market value of the underlying shares of common stock on the date of grant and, with respect to incentive stock options granted to our employees or any of our affiliates who own more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the option exercise price may not be less than 110% of fair market value on the date of the grant.
     Stock options will generally expire not later than 7 years or, in the case of incentive stock options granted to employees who own more than 10% of our stock, five years, after the date on which they are granted. Stock options become exercisable at such times and in such installments as the Compensation Committee determines. Payment of the option exercise price must be made in full at the time of exercise in cash, by tendering to us shares of common stock, by a combination thereof or by any other means that the Compensation Committee deems appropriate, which may include the surrender of rights in one or more outstanding awards.
     Restricted Stock. The 2010 Incentive Plan authorizes the grant of restricted stock on terms and conditions established by the Compensation Committee, which may include performance conditions. The terms and conditions will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture.
     Other Awards. The 2010 Incentive Plan also authorizes several other types of awards. These include SARs and performance grants.
Additional Information
     Under the 2010 Incentive Plan, if any change in the outstanding shares of common stock occurs by reason of a stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, then our Compensation Committee shall make an equitable adjustment in the terms of any outstanding award or in the number of shares of common stock available for awards. Upon a change in control of the Company, the Compensation Committee may provide for the adjustment and settlement of outstanding awards as it deems appropriate and consistent with the purpose of the 2010 Incentive Plan.
     The 2010 Incentive Plan permits our Compensation Committee to determine whether it is advisable for us or any of our affiliates to provide financing in connection with the exercise of an award and the payment of related taxes, or to assist in obtaining financing from a bank or other third party in this regard. Such assistance may take any form and be on such terms as our Compensation Committee considers appropriate, which may include a direct loan, a guaranty of the obligation to a third party or the maintenance by us or any of our affiliates of deposits with a bank or third party.

     Our Compensation Committee may permit payment of taxes required to be withheld with respect to an award in any appropriate manner, which may include by the surrender to us of shares of common stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such award. Generally, no awards under the 2010 Incentive Plan may be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a holder’s death), although our Compensation Committee may approve transfers of awards to certain permitted transferees as defined under the 2010 Incentive Plan.
     The expenses of the 2010 Incentive Plan are borne by us. The 2010 Incentive Plan will terminate upon the earlier of the adoption of a resolution by the Board terminating the 2010 Incentive Plan or the close of business on the tenth anniversary of the effective date, unless extended by action of the Board for up to an additional five years for the grant of awards other than incentive stock options. However, the Compensation Committee may not grant any award under the 2010 Incentive Plan after the tenth anniversary of the earlier of the adoption of the 2010 Incentive Plan by the Board and the effective date.
     The Board may amend the 2010 Incentive Plan at any time and from time to time. However, if failure to obtain stockholder approval would adversely affect compliance of the 2010 Incentive Plan with any applicable law or regulation, no amendment will be effective unless and until approved by stockholders. In addition, the Compensation Committee may in its discretion amend the terms of any previously granted award in any manner it deems appropriate, including acceleration of the date of exercise of any award or payments thereunder but excluding any repricing of such award, if the Compensation Committee could grant such amended award under the terms of the 2010 Incentive Plan at the time of such amendment. No amendment of the 2010 Incentive Plan and, subject to limited exceptions, no amendment to any previously granted award may adversely affect in a material manner any right of any participant with respect to the previously granted award without such participant’s written consent.
Federal Income Tax Consequences
     The following is a summary of certain current federal income tax consequences to us and to an award recipient of the issuance and exercise of options under the 2010 Incentive Plan. This summary does not describe all federal tax consequences under the 2010 Incentive Plan, nor does it describe state, local or foreign tax consequences.
     Incentive Stock Options. No taxable income is realized by the award recipient upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the award recipient. If the award recipient does not dispose of the shares received upon exercise of an incentive stock option within two years from the date of grant and within one year after the transfer of such shares to the award recipient, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the award recipient as a long-term capital gain and any loss sustained will be a long-term capital loss. In that case, we will not be allowed any deduction for federal income tax purposes.
     If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year or one-year holding periods described above, generally the award recipient will realize ordinary income in the year of disposition. The ordinary income will equal the amount of the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms’-length sale of such shares) over the exercise price thereof, and we will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by us. Special rules may apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
     If an incentive stock option is exercised at a time when it does not qualify for the tax treatment described above, the option is treated as a nonqualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of an employee.

     Nonqualified Options. No income is realized by the award recipient at the time a nonqualified stock option is granted under the 2010 Incentive Plan. Generally, upon exercise, ordinary income is realized by the award recipient in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount. At disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.
     Restricted Stock. Unless an award recipient who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code (“Section 83(b) Election”) as described below, the recipient generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable or no longer subject to forfeiture), the recipient will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a recipient makes a Section 83(b) Election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the recipient will not be required to recognize additional ordinary income when the shares vest.
     In general, gain or loss from the disposition of shares of stock will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the disposition, and in such case such gain or loss shall be either short-term or long-term capital gain or loss, depending on how long the shares have been held.
Vote
     At the meeting, the approval of the 2010 Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.
Recommendation of the Board
     The Board has unanimously determined that approval of the 2010 Incentive Plan is advisable and in the best interests of the Company and its stockholders and unanimously recommends that the Company’s stockholders vote “FOR” Proposal 3.
PROPOSAL 4: APPROVAL OF THE CHARTER AMENDMENT INCREASING IN THE
AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK TO 100,000,000
General
     The Board of Directors has unanimously approved, subject to stockholders’ approval, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of our common stock from 50,000,000 shares to 100,000,000 shares. The Board has determined that this amendment is advisable and has recommended that it be adopted by the stockholders. A copy of the proposed charter amendment is attached to this proxy statement as Appendix B.
Purposes and Effects of the Proposal
     The proposed increase in authorized common stock has been recommended by the Board of Directors. In 2008, the Company’s stockholders approved an increase in the number of authorized shares of common stock from 25,000,000 to 50,000,000. The Board believes that an increase in the authorized shares will provide it with an adequate supply of authorized, unissued shares of common stock for raising funds needed to meet anticipated debt service payments and other general corporate needs. The increase in authorized shares would also provide the Board with the necessary flexibility to issue common stock in connection with financings, stock splits and stock dividends, and employee, executive and director benefits plans without the expense and delay incidental to obtaining stockholder approval of an amendment to the charter at the time of such action.

     The Company has already agreed to reserve an amount of common stock issuable upon conversion of options, warrants and other convertible securities. As of April 16, 2010, we had      ,     ,      shares of our common stock outstanding. There are another 19,237,950 shares of our common stock currently issuable upon exercise or conversion of outstanding convertible securities (assuming conversion of our convertible debentures at the initial conversion rate). These include 1,787,813 shares of our common stock that would be issuable upon exercise of outstanding stock options and phantom stock units to purchase our common stock, and a maximum of up to 17,450,137 shares of our common stock that may, under certain circumstances, be issued pursuant to holders of our 3% and 8.125% convertible debentures, based on the operation of a net settlement feature of such convertible debentures.
     The Company does not presently have any definitive plans, arrangements or understandings with respect to issuing additional authorized shares of common stock. However, as disclosed more fully in our 2009 annual report on Form 10-K, the Company has recently experienced sharply lower levels of liquidity, and our forecasted cash and available credit capacity are not expected to be sufficient to meet our commitments as they come due over the next twelve months. In order to increase our liquidity to levels sufficient to meet our commitments, we are currently evaluating a number of actions and exploring alternative methods of raising additional funds, including the possibility of issuing additional equity securities.
     When issued, any additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of common stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of common stock when such shares are issued.
     Although our board will issue common stock only when required or when the board considers such issuance to be in the best interests of our stockholders, the issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of stockholders. Furthermore, since Delaware law requires the vote of a majority of shares of each class of stock in order to approve certain mergers and reorganizations, the proposed amendment could permit the Board to issue shares to persons supportive of management’s position. Such persons might then be in a position to vote to prevent a proposed business combination that is deemed unacceptable to the Board, although it may be perceived to be desirable by some stockholders, including, potentially, a majority of stockholders. This could provide management with a means to block any majority vote which might be necessary to effect a business combination in accordance with applicable law, and could enhance the ability of our directors to retain their positions. Additionally, the presence of such additional authorized but unissued shares of common stock could discourage unsolicited business combination transactions that might otherwise be desirable to stockholders.
     The increase in the authorized shares of common stock has not, however, been proposed for an anti-takeover-related purpose and we have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of our common stock. This Proposal 4 is not part of any plan by the Company to adopt a series of amendments to its charter or bylaws to make a takeover of the Company more difficult. Moreover, we are not submitting this Proposal 4 to enable us to block any efforts by another party to acquire a controlling interest or to seek representation on the Board.
     The Board does not intend to seek stockholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.
     Our board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose outweigh the possible disadvantages discussed above, and that it is advisable and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the amendment.
     Subject to stockholder approval of Proposal 4, the first sentence of Article FOUR of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, would be amended and restated in its entirety to read as follows:

“FOUR: Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred-Five Million (105,000,000) shares, par value $.01 per share, of which One Hundred Million (100,000,000) shall be common stock (the “Common Stock”) and Five Million (5,000,000) shall be Preferred Stock (“Preferred Stock”).”
     If the proposed charter amendment as outlined in this Proposal 4 is approved by the stockholders, the Board will cause a Certificate of Amendment reflecting the adopted amendment to be filed with the Secretary of State of Delaware. The Certificate of Amendment will be effective upon its filing.
     If the stockholders do not adopt this Proposal, a Certificate of Amendment will not be filed with the Secretary of State of Delaware. The Company might also be required to find alternative means to finance its capital needs besides issuing shares of common stock, or may be unable to pursue future acquisition opportunities. Even if other alternatives financing alternatives were available, they might require additional indebtedness or may not be available on favorable terms.
No Appraisal Rights
     No appraisal rights are available under the Delaware General Corporation Law for our stockholders in connection with the proposal to approve the proposed charter amendment.
Vote
     The affirmative vote of a majority of the outstanding shares of Company’s common stock is required for approval of the proposed amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to increase the authorized shares of the Company’s common stock, par value $0.001 from 50,000,000 to 100,000,000.
Recommendation of the Board
     The Board has unanimously determined that the charter amendment to increase the number of authorized shares of the Company’s common stock is advisable and in the best interests of the Company and its stockholders and unanimously recommends that the Company’s stockholders vote “FOR” Proposal 4.
PROPOSAL 5: APPROVAL OF THE CHARTER AMENDMENT DECLASSIFYING THE BOARD OF
DIRECTORS
General
     The Board has unanimously approved, subject to stockholders’ approval, an amendment (the “Declassification Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to phase-in the declassification of our Board of Directors. The Board has determined that the Declassification Amendment is advisable and has recommended that it be adopted by the stockholders. A copy of the proposed charter amendment is attached to this proxy statement as Appendix C.
Background
     Currently, members of our Board are elected for staggered terms of three years. If the Declassification Amendment were approved, commencing with the class of directors standing for election at the Company’s 2011 annual meeting of stockholders, directors would stand for election for one year terms, expiring at the next succeeding annual meeting of stockholders. The directors elected at the 2010 Annual Meeting, whose term will expire in 2013, and the class of directors whose terms are due to expire in 2012, would continue to hold office until the end of the terms for which they are elected and would stand for election for one year terms thereafter. Commencing with the annual meeting held in 2013, all directors would stand for election for one year terms. If the Declassification Amendment were approved and the size of the Board were increased, resulting in a new directorship, then a person elected to fill the newly created directorship would hold office until the next annual meeting of stockholders. If a vacancy occurred on the Board as a result of the removal or resignation of a director or some other reason, then a person elected to fill such vacancy would serve for the remaining term of his predecessor. In all cases, each director would hold office until his or her successor were elected and qualified or until the director’s earlier resignation or removal.
     Our current classified board structure, in which directors are divided into three classes serving staggered three-year terms, has been in place since 2004. At the Company’s 2009 annual meeting, stockholders approved a proposal to recommend declassifying the Board. The resolution approved by stockholders stated that the declassification may be completed in a manner that does not affect the unexpired terms of previously elected directors. In light of stockholders’ recommendation, our Board met in 2009 to evaluate stockholders’ recommendation and determine whether it is advisable to adopt an amendment to the Company’s charter to eliminate the Board’s classification. After careful consideration, and upon the recommendation of the Nominating and Governance Committee, our Board determined that it is appropriate to propose declassifying the Board over a phase-in period, commencing with the 2011 annual meeting of stockholders, by adopting the Declassification Amendment.
     Subject to stockholder approval of Proposal 5, Article FIVE Section 2 of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, would be amended and restated in its entirety to read as follows:
“Section 2. Election of Directors. Commencing with the annual meeting of stockholders in the calendar year 2011, directors shall be elected to hold office until the next annual meeting of stockholders; provided that the terms of directors elected prior to such annual meeting will not be shortened. For the avoidance of doubt, the term of directors elected at the 2009 annual meeting of stockholders shall expire at the annual meeting of stockholders to be held during calendar year 2012, and the term of directors elected at the 2010 annual meeting of stockholders shall expire at the annual meeting of stockholders to be held during calendar year 2013. In all cases, each director shall hold office until his or her successor shall have been duly elected and qualified.”
     In addition, the last sentence of Article FIVE Section 4 of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, would be deleted, and in lieu thereof the following sentences would be added to such Article FIVE Section 4:
“A person elected to fill a newly created directorship resulting from an increase in the size of the Board of Directors shall hold office until the next annual meeting of stockholders. A person elected by the Board of Directors or by a vote of the stockholders to fill a vacancy occurring on the Board of Directors for any other reason shall have the same remaining term as that of his predecessor. In all cases, each director shall hold office until his or her successor shall have been duly elected and qualified.”
     If the proposed charter amendment as outlined in this Proposal 5 is approved by the stockholders, the Board will cause a Certificate of Amendment reflecting the adopted amendment to be filed with the Secretary of State of Delaware. The Certificate of Amendment will be effective upon its filing.
     If the stockholders do not adopt this Proposal, a Certificate of Amendment will not be filed with the Secretary of State of Delaware.
No Appraisal Rights
     No appraisal rights are available under the Delaware General Corporation Law for our stockholders in connection with the proposal to approve the proposed charter amendment.
Vote
     The affirmative vote of a majority of the outstanding shares of Company’s common stock is required for approval of the proposed amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to de-classify the Board.

Recommendation of the Board
     The Board has unanimously determined that the charter amendment to de-classify the Board is advisable and in the best interests of the Company and its stockholders and unanimously recommends that the Company’s stockholders vote “FOR” Proposal 5.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely upon a review of the copies of the Form 3, 4 and 5 reports furnished to us and certifications from our directors and executive officers, we believe that during 2009, all of our directors, executive officers and beneficial owners of more than 10% of our common stock complied with Section 16(a) filing requirements applicable to them.
INCORPORATION BY REFERENCE
     Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such reports be subject to the liabilities of Section 18 of the Exchange Act, except, in each such case, to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.
By Order of the Board of Directors,

Rishi A. Varma
Corporate Secretary
Houston, Texas
April      , 2010

Appendix A
Trico Marine Services, Inc.
2010 Long-Term Incentive Plan
     Section 1. Purpose. The purpose of this Plan is to advance the interests of Trico Marine Services and its stockholders by providing incentives to certain Eligible Persons (as defined below) who contribute significantly to the strategic and long-term performance objectives and growth of the Company.
     Section 2. Definitions. Certain capitalized terms applicable to this Plan are set forth in Appendix A.
     Section 3. Administration. The Committee will administer this Plan and will have all the powers vested in it by the terms of this Plan, such powers to include exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size, terms and conditions of the Award to be made to each Eligible Person selected, to modify or waive the terms and conditions of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements evidencing Awards made under this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company, or an entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute Awards will be counted against the aggregate number of Shares available for Awards under this Plan.
     The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described in this Plan, will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made to Participants or to be made to Eligible Persons. Notwithstanding the foregoing or any other provision of this Plan, the Committee will not have the authority to accelerate or defer the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1).
     No member of the Committee and no officer of the Company will be liable for anything done or omitted to be done by such member or officer, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for such member’s or officer’s own willful misconduct or as expressly provided by law. In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, Trico Marine Services will indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding or suit, except for his own willful misconduct or as expressly provided otherwise by law. Expenses (including reasonable attorneys’ fees) incurred by such a member or officer in defending any such proceeding or suit will be paid by Trico Marine Services in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by Trico Marine Services as authorized in this Section.
     Section 4. Participation. Consistent with the purposes of this Plan, the Committee will have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.
     Section 5. Awards under this Plan.
     (a) Types of Awards. Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Grants and (vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components of such units, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).
     (b) Maximum Number of Shares and Other Property that May be Issued. An aggregate of not more than 1,500,000 Shares, subject to adjustment as provided in Section 15, may be issued under this Plan (as Restricted Stock, as Restricted Stock Units, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine). No Eligible Person may receive Awards under this Plan (i) for more than 500,000 Shares in any one calendar year, subject to adjustment as provided in Section 15, or (ii) for more than $5,000,000 in any one calendar year (for Awards including a cash component, with any Shares, Other Trico Securities or property or other permitted forms of payment paid in satisfaction of such Awards valued at Fair Market Value). Shares issued pursuant to this Plan may be either authorized but unissued Shares, treasury Shares, reacquired Shares or any combination. If any Award is canceled, terminates or expires unexercised, then any Shares that would otherwise have been issuable pursuant to such Awards will be available for issuance under new Awards. If any Shares issued as Restricted Stock or Restricted Stock Units, or otherwise subject to repurchase or forfeiture rights, are reacquired by the Company pursuant to such rights, then such Shares will be available for issuance under new Awards. Shares issuable under any Award that are withheld for tax obligations or to make payment for any Award will be counted against the maximum number of Shares issuable under the Plan. If any Stock Options or Stock Appreciation Rights are settled by the issuance of Shares, then the number of Shares covered by such Stock Options or Stock Appreciation Rights (rather than the number of Shares so issued) will be counted against the maximum number of Shares issuable under the Plan.

     (c) Rights with Respect to Shares and Other Securities. Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any person succeeding to such a Participant’s rights pursuant to this Plan) will have no rights as a stockholder with respect to any Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a book entry or stock certificate to such Participant for such Shares or other instrument of ownership, if any. Except as provided in Section 15, no adjustment will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination) for which the record date is prior to the date such book entry or stock certificate or other instrument of ownership, if any, is required to be issued based upon the date any Award was exercised. In all events, a Participant with whom an Award agreement is made to issue Shares in the future will have no rights as a stockholder with respect to such Shares related to such agreement until issuance to such Participant of a book entry or stock certificate representing such Shares.
     Section 6. Stock Options. The Committee may sell Purchased Options or grant other Stock Options either alone, or in conjunction with other Awards, either at the time of grant or by subsequent amendment; provided that an Incentive Stock Option may be granted only to Eligible Persons who are employees of Trico Marine Services (or any parent or subsidiary of Trico Marine Services) and who have other Awards only to the extent that such other Awards do not disqualify the Incentive Stock Option’s status as such under the Code. Each Stock Option granted or sold under this Plan will be evidenced by an agreement in such form as the Committee will prescribe from time to time in accordance with this Plan and will comply with the applicable terms and conditions of this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Shares issuable upon exercise of such Stock Option, as the Committee, in its discretion, may establish.
     (a) The exercise price of a Stock Option may be equal to or greater than the Fair Market Value of the Shares subject to such Stock Option at the time the Stock Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Employee, such exercise price will not be less than 110% of such Fair Market Value at the time the Stock Option is granted.
     (b) The Committee will determine the number of Shares to be subject to each Stock Option. In the case of a Stock Option awarded in conjunction with another Award, the number of Shares subject to an outstanding Stock Option may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.
     (c) Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.
     (d) A Stock Option will not be exercisable:
     (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Stock Option, after the expiration of seven years from the date it is granted; and

     (ii) unless payment in full is made for the Shares being acquired under such Stock Option at the time of exercise as provided in subsection 6(h).
     (e) The Committee will determine in its discretion and specify in each agreement evidencing a Stock Option the effect, if any, the termination of the Participant’s employment with or performance of services for the Company will have on the exercisability of the Stock Option; provided, however, that an Incentive Stock Option will not be exercisable at a time that is beyond the time an Incentive Stock Option may be exercised in order to qualify as such under the Code and provided, further, that if a Participant’s employment is terminated for a reason other than “cause” (as defined in such Participant’s Award agreement or employment agreement, if any), then such Participant’s right to exercise his or her Stock Options (to the extent that the Participant is entitled to exercise on the date employment terminates) will continue until the earlier of the option expiration date or (i) at least six (6) months from the date of termination if termination was caused by death or disability and (ii) at least thirty (30) days from the date of termination if termination was caused by other than death or disability.
     (f) It is the intent of Trico Marine Services that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions), and that any ambiguities in construction will be interpreted in order to effectuate such intent. If a Stock Option is intended to be an Incentive Stock Option, and if for any reason such Stock Option (or portion) fails to qualify as an Incentive Stock Option, then, to the extent of such failure, such Stock Option (or portion) will be regarded as a Nonqualified Stock Option granted under this Plan; provided, that, such Stock Option (or portion) otherwise complies with this Plan’s requirements relating to Nonqualified Stock Options. In no event will any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of a Stock Option to qualify for any reason as an Incentive Stock Option.
     (g) A Purchased Option may contain such additional terms not inconsistent with this Plan, including but not limited to the circumstances under which the purchase price of such Purchased Option may be returned to the holder of the Purchased Option, as the Committee may determine in its sole discretion.
     (h) For purposes of payments made to exercise Stock Options, such payment will be made in such form (including, but not limited to, cash, Shares, the surrender of all or part of an Award or another outstanding Award under this Plan or any combination) as the Committee may determine in its discretion.
     Section 7. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with other Awards, either at the time of grant or by subsequent amendment. Each Award of Stock Appreciation Rights granted under this Plan will be evidenced by an agreement in such form as the Committee will prescribe from time to time in accordance with this Plan and will comply with the applicable terms and conditions of this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Shares issuable upon exercise of such Award, as the Committee, in its discretion, may establish.

     (a) The Committee will determine the number of Shares to be subject to each Award of Stock Appreciation Rights. In the case of an Award of Stock Appreciation Rights awarded in conjunction with another Award, the number of Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.
     (b) The Committee will determine in its discretion and specify in each agreement evidencing an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant’s employment with or performance of services for the Company may have on the exercisability of the Award of Stock Appreciation Rights.
     (c) An Award of Stock Appreciation Rights will entitle the holder to exercise such Award or to surrender unexercised another Award (or any portion of such other Award) to Trico Marine Services and to receive from Trico Marine Services in exchange, without payment to Trico Marine Services, that number of Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one Share, at the time of such exercise, over the exercise price, times the number of Shares subject to the Award (or portion of such Award), that is so exercised or surrendered, as the case may be. The Committee will be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Trico Securities or property, or other forms of payment or any combination, as determined by the Committee, equal to the aggregate value of the Shares it would otherwise be obligated to deliver. Any such election by the Committee will be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.
     (d) A Stock Appreciation Right may provide that it will be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise will be settled or paid in the same manner as a regular exercise as provided in subsection 7(d) of this Agreement.
     Section 8. Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock and Restricted Stock Units either alone, or in conjunction with other Awards, either at the time of grant or by subsequent amendment. Each Award of Restricted Stock or Restricted Stock Units under this Plan will be evidenced by an agreement in such form as the Committee may prescribe from time to time in accordance with this Plan and will comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Committee, in its discretion, may establish.
     (a) The Committee will determine the number of Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they will be issued in exchange for cash, other consideration, or both.
     (b) Until the expiration of such period as the Committee will determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee in its discretion may establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made will be issued, but will not be entitled to the delivery of, a book entry or stock certificate representing the Shares subject to such Award.
     (c) Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to this Plan) will have, after issuance of a certificate for the number of Shares awarded and prior to the expiration of the Restricted Period, ownership of such Shares, including the right to vote such Shares and to receive dividends or other distributions made or paid with respect to such Shares (provided that such Shares or Other Trico Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of Trico Marine Services, will be subject to the restrictions set forth in this Plan as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed pursuant to this Plan.
     (d) The Committee will determine in its discretion and specify in each agreement evidencing an Award of Restricted Stock or Restricted Stock Units the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Restricted Period will have on such Award of Restricted Stock.
     (e) The Committee may grant Awards of Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units. The Committee may provide, at the date of grant or later, that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided that, unless otherwise determined by the Committee, Dividend Equivalents will be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.
     Section 9. Performance Grants. The Committee may grant Awards of Performance Grants either alone, or in conjunction with other Awards, either at the time of grant or by subsequent amendment. The Award of a Performance Grant to a Participant will entitle him to receive a specified amount determined by the Committee (the “Actual Value”), if the terms and conditions specified in this Plan and in the Award are satisfied. Each Award of a Performance Grant will be subject to the applicable terms and conditions of this Plan, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Shares, Other Trico Securities or property, or other forms of payment, or any combination, issued with respect to the Performance Grant, as the Committee, in its discretion, may establish, and will be embodied in an agreement in such form and substance as is determined by the Committee.
     (a) The Committee will determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with another Award. As determined by the Committee, the maximum value of each Performance Grant (the “Maximum Value”) will be: (i) an amount fixed by the Committee at the time the Award is made or subsequently amended, (ii) an amount that varies from time to time based in whole or in part on the then current value of the Shares, Other Trico Securities or property, or other securities or property, or any combination or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with another Award, the

Performance Grant may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.
     (b) The award period (“Award Period”) related to any Performance Grant will be a period determined by the Committee. At the time each Award is made or within the first 90 days of any performance period, the Committee will establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives will be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company or one or more of its divisions or units, or any combination of the foregoing, as the Committee may determine, and may be applied on an absolute basis or be relative to industry or other indices or any combination. The Actual Value of a Performance Grant will be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee will specify the manner in which the Actual Value of Performance Grants will be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination, are not appropriate under the circumstances.
     (c) The Committee will determine in its discretion and specify in each agreement evidencing a Performance Grant the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Award Period will have on such Performance Grant.
     (d) The Committee will determine whether the conditions of a Performance Grant have been met and, if so, will ascertain the Actual Value of the Performance Grant. If the Performance Grant has no Actual Value, the Award and such Performance Grant will be deemed to have been canceled and the any associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grant has any Actual Value and:
     (i) was not awarded in conjunction with another Award, the Committee will cause an amount equal to the Actual Value of the Performance Grant earned by the Participant to be paid to him or his permitted assignee or Beneficiary; or
     (ii) was awarded in conjunction with another Award, the Committee will determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grant, in which event no amount will be paid to the Participant or his permitted assignee or Beneficiary, and the associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grant to the Participant or his permitted assignee or Beneficiary as provided below, in which event the associated Award may be canceled or (C) to pay to the Participant or his Beneficiary, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

     Such determination by the Committee will be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee will determine, and will be made pursuant to criteria specified by the Committee.
     (e) Payment of any amount with respect to the Performance Grants that the Committee determines to pay as provided above will be made by Trico Marine Services as promptly as practicable after the end of the Award Period or at such other time or times as the Committee may determine, and may be made in cash, Shares, Other Trico Securities or property, or other forms of payment, or any combination or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Section to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.
     (f) The performance measures established by the Committee with respect to Performance Grants to Participants subject to Section 162(m) must be based upon (i) the price of a Share, (ii) earnings per share, (iii) market share, (iv) sales, (v) net income (before or after taxes), (vi) cash flow return on investment, (vii) earnings before or after interest, taxes, depreciation, and/or amortization, (viii) economic value added, (ix) return on stockholders’ equity, (x) total stockholders’ return, (xi) other financial measures used by Trico in its public reports (in each of clauses (ii) through (xi) above, such measures can be for Trico or for any business unit of the Company designated by the Committee), or (xii) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes.
     Section 10. Deferral of Compensation. The Committee may determine that an Award will be made in conjunction with the deferral of the Participant’s salary, bonus or other compensation, or any combination, and whether or not such deferred amounts may be (i) forfeited to Trico Marine Services or to other Participants or any combination, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company); (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or;(iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any. Notwithstanding the foregoing or any other provision of this Plan, any deferral of compensation under this Section 10 must comply with the provisions of Code Section 409A, and no deferral of compensation under this Section 10 which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1) is permitted.
     Section 11. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Shares, Other Trico Securities or property, or any other form of payment, or any combination, under an Award will be deferred until a later date. Deferrals will be for such periods or until the occurrence of such events, and upon such terms, as the Committee may determine in its discretion, provided however, that any such deferral will comply with the requirements of Code Section 409A. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Shares, other securities, property or consideration, or any combination), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination) as may accrue until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.
     Section 12. Transferability of Awards. A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee; and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Option granted pursuant to this Plan will not be transferable other than by will, by the laws of descent and distribution, and will be exercisable during the Participant’s lifetime only by Participant or by such Permitted Transferee.
     Section 13. Amendment or Substitution of Awards under this Plan.
     (a) The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments under such Award) if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided that:
     (i) no such amendment or modification will adversely affect in a material manner any right of a Participant under the Award without such Participant’s written consent, unless the Committee determines in its discretion that significant changes have occurred or are about to occur in the Participant’s position, duties or responsibilities, or in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any affiliate, division or department, on this Plan or on any Award under this Plan;
     (ii) the Committee will not have the authority to accelerate or defer the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1); and
     (iii) other than in connection with any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, rights offering, split-up, split-off, spin-off, combination, subdivision or exchange of shares, or other extraordinary or unusual event, the terms of outstanding Awards be not amended to reduce the applicable exercise price without stockholder approval.
     (b) The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan; provided that, other than in connection with any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, rights offering, split-up, split-off, spin-off, combination, subdivision or exchange of shares, or other extraordinary or unusual event, Awards may not be exchanged without stockholder approval for (i) cash in an amount that is greater than the in-the-money value of the Award or (ii) other Awards with exercise prices that are less than the exercise price of the original Award,
     Section 14. Termination of a Participant. For all purposes under this Plan, the Committee will determine whether a Participant has terminated employment with, or the performance of services for, the Company, provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, will not be considered an interruption of employment or performance of services for any purpose under this Plan.
     Section 15. Dilution and Other Adjustments. If any change in the outstanding Shares of the Company occurs by reason of any stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of Shares, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee will make such adjustment in: (i) the aggregate number of Shares that may be delivered under the Plan as described in Section 5(b) and the individual Award maximums under Section 5(b); (ii) the number and exercise price of outstanding Stock Options and outstanding Stock Appreciation Rights; (iii) the number of outstanding Restricted Stock Units; and (iv) the number of Shares subject to any other Awards granted under the Plan (provided that the number of Shares of subject to Awards will always be a whole number), in each case as may be determined to be appropriate by the Committee, and such adjustments will be final, conclusive and binding for all purposes of the Plan. The Committee may also provide for the adjustment and settlement of outstanding Awards as it deems appropriate and consistent with the Plan’s purpose in the event of a change in control of Trico Marine Services, and such adjustments or settlements will be final, conclusive and binding for all purposes of the Plan.
     Section 16. Designation of Beneficiary by Participant. A Participant may name a beneficiary to receive any payment to which such Participant may be entitled with respect to any Award under this Plan in the event of death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a “Beneficiary”). The Committee reserves the right to review and approve Beneficiary designations. A Participant may change his Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) will be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in this Plan will be deemed to include such person or persons. If any questions as to the legal right of any Beneficiary to receive a distribution under this Plan arise, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and their members will have no further liability to anyone with respect to such amount.
     Section 17. Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of this Plan, including, but not limited to, to permit the exercise of an Award, the participation in an Award, and/or the payment of any taxes with respect to such Award. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company or the maintenance by the Company of deposits with such bank or third party.
     Section 18. Miscellaneous Provisions.
     (a) Any proceeds from Awards will constitute general funds of Trico Marine Services.
     (b) Except as otherwise determined by the Committee, no fractional Shares may be delivered under an Award, but in lieu of fractions a cash or other adjustment may be made as determined by the Committee in its discretion.
     (c) No Eligible Person or other person will have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken under this Plan will be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved to the Company.
     (d) No Participant or other person will have any right with respect to this Plan, the Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award will have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.
     (e) No Shares, Other Trico Securities, other securities or property or other forms of payment will be issued with respect to any Award unless counsel for Trico Marine Services is satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Shares are listed.
     (f) It is the intent of Trico Marine Services that this Plan comply in all respects with any applicable provisions of Rule 16b-3 and Section 162(m) with respect to Awards granted to executive officers of Trico Marine Services, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with any applicable provisions of Rule 16b-3 or Section 162(m), such provision will be deemed null and void with respect to Awards granted to executive officers of the Company to the extent required to permit such Awards to comply with Rule 16b-3 and Section 162(m). It is also the intent of Trico Marine Services that this Plan comply in all respects with the provisions of the Code providing favorable treatment to Incentive Stock Options, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with the Incentive Stock Option provisions of the Code, such provision will be deemed null and void with respect to Incentive Stock Options granted to employees of Trico Marine Services (or any parent or subsidiary of Trico Marine Services) to the extent required to permit such Incentive Stock Options to receive favorable treatment under the Code.
     It is the intent of Trico Marine Services that this Plan comply in all respects with any applicable provisions of Code Section 409A with respect to Awards granted under this plan and any amendment or revision of such Awards, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with any applicable provisions of Code Section 409A such Plan provision will be deemed null and void to the extent required to permit such Awards to comply with any applicable provisions of Code Section 409A. Specifically, the Committee will not have the authority to accelerate or defer the time or schedule of any payment in a manner which is not permitted under Code Section 409A or the regulations issued thereunder, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1).
     (g) The Company will have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It will be a condition to any obligation of Trico Marine Services to issue Shares, Other Trico Securities or property, other securities or property, or other forms of payment, or any combination, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or person entitled to act) pay to Trico Marine Services, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, Trico Marine Services may refuse to issue Shares, Other Trico Securities or property, other securities or property, or other forms of payment, or any combination. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit a Participant (or any Beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee deems to be appropriate (including, but not limited to, by authorizing Trico Marine Services to withhold, or agreeing to surrender to Trico Marine Services on or about the date such tax liability is determinable, Shares, Other Trico Securities or property, other securities or property, or other forms of payment, or any combination, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes).
     (h) The expenses of this Plan will be borne by Trico Marine Services; provided, however, Trico Marine Services may recover from a Participant or his Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant’s Award.
     (i) This Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards will be no greater than the rights of the Company’s general creditors.
     (j) By accepting any Award or other benefit under this Plan, each Participant and each person claiming under or through such Participant will be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee or the Designated Administrator (if applicable).
     (k) The appropriate officers of the Company will cause to be filed any reports, returns or other information regarding Awards or Shares issued pursuant to this Plan as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Shares are listed.

     (l) The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, will be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.
     (m) Records of the Company will be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.
     (n) If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of this Plan or any Award, but such provision will be fully severable, and this Plan or Award, as applicable, will be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.
     (o) The terms of this Plan will govern all Awards under this Plan and in no event will the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.
     (p) For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.
     Section 19. Plan Amendment or Suspension. This Plan may be amended or suspended in whole or in part at any time from time to time by the Board. No amendment of this Plan will adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant’s written consent, except as permitted under Section 13.
     Section 20. Plan Termination. This Plan will terminate upon the earlier of the following dates or events to occur:
     (a) the adoption of a resolution of the Board terminating this Plan; or
     (b) the close of business on the tenth anniversary of the Effective Date; provided, however, that the Board may, prior to such date, extend the term of this Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of this Plan will materially alter or impair any of the rights or obligations of any Participant, without such Participant’s consent, under any Award previously granted under this Plan, except that subsequent to termination of this Plan, the Committee may make amendments or modifications permitted under Section 13. Notwithstanding anything in this Plan to the contrary, the Committee will not grant any Award pursuant to this Plan after the tenth anniversary of the earlier to occur of (i) the date this Plan is adopted by the Board and (ii) the Effective Date.
     Section 21. Effective Date. This Plan will be effective, and Awards may be granted under this Plan, on or after the Effective Date.

APPENDIX A
The following terms will have the meaning indicated:
     “Actual Value” has the meaning set forth in Section 9.
     “Award” will mean an award of rights to an Eligible Person under this Plan.
     “Award Period” has the meaning set forth in subsection 9(b).
     “Beneficiary” has the meaning set forth in Section 16.
     “Board” will mean the board of directors of Trico Marine Services.
     “Change of Control” includes each of the following: (i) any merger, consolidation or business combination in which the stockholders of Trico Marine Services immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity; (ii) the sale of all or substantially all of Trico Marine Service’s assets; (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding shares of voting stock of Trico Marine Services by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (iv) the dissolution or liquidation of Trico Marine Services; (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of Trico Marine Services before such election or their nominees cease to constitute a majority of the Board of Directors of Trico Marine Services; or (vi) the consummation of any substantially similar event specified by the Board of Directors of Trico Marine Services.
     “Code” will mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.
     “Code Section 409A” will mean Section 409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, and any successor to such section.
     “Committee” will mean the person or persons responsible for administering this Plan. The Board will constitute the Committee until the Board appoints a Board Committee, after which time the Board Committee will constitute the Committee, provided, however, that at any time the Board may designate itself as the Committee or designate itself to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to satisfying the requirements of Rule 16b-3 and Section 162(m), if applicable. The Board or the Board Committee may designate a Designated Administrator to constitute the Committee or to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to the right of the Board or the Board Committee, as applicable, to revoke such designation at any time and to make such designation on such terms and conditions as it may determine in its discretion. For purposes of this definition, the “Board

Committee” will mean a committee of the Board designated by the Board to administer this Plan. Except as otherwise determined by the Board, the Board Committee (i) will be comprised of not fewer than two directors, (ii) will meet any applicable requirements under Rule 16b-3, including any requirement that the Board Committee consist of “nonemployee directors” (as defined in Rule 16b-3), (iii) will meet any applicable requirements under Section 162(m), including any requirement that the Board Committee consist of “outside directors” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation), and (iv) will meet any applicable requirements of any stock exchange or other market quotation system on which Shares are listed. For purposes of this definition, the “Designated Administrator” will mean one or more persons designated by the Board or a Board Committee to act as a Designated Administrator pursuant to this Plan. Except as otherwise determined by the Board, a Designated Administrator will only be appointed if Rule 16b-3 and Section 162(m) permits such appointment and the exercise of any authority without adversely affecting the ability of Awards to officers of Trico Marine Services to comply with the conditions for Rule 16b-3 or Section 162(m). The resolutions of the Board or Board Committee designating the authority of the Designated Administrator will (i) specify the total number of Shares subject to Awards that may be granted pursuant to this Plan by the Designated Administrator, (ii) may not authorize the Designated Administrator to designate him or herself as the recipient of any Awards pursuant to this Plan and (iii) will otherwise comply with the requirements of applicable law.
     “Company” will mean Trico Marine Services and any subsidiary or affiliate of Trico Marine Services.
     “Dividend Equivalents” will mean an Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Shares underlying an outstanding Award of Restricted Stock Units had such Shares been outstanding.
     “Effective Date” will mean the date this plan is adopted by stockholders of Trico Marine Services.
     “Eligible Person(s)” will mean those persons who are full or part-time employees of the Company or other individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company and consultants and advisors who perform services for the Company.
     “Exchange Act” will mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.
     “Fair Market Value” will mean such value rounded up to the nearest cent as determined by the Committee by reasonable application of a reasonable valuation method in accordance with applicable law, including Code Section 409A.
     “Incentive Stock Option” will mean a Stock Option that is an incentive stock option as defined in Section 422 of the Code. Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.
     “Maximum Value” has the meaning set forth in subsection 9(a).

     “Nonqualified Stock Option” will mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.
     “Other Trico Securities” will mean Trico Marine Services securities (which may include, but need not be limited to, unbundled stock units or components of such units, debentures, preferred stock, warrants, securities convertible into Shares or other property) other than Shares.
     “Participant” will mean an Eligible Person to whom an Award has been granted under this Plan.
     “Performance Grant” will mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Shares, Other Trico Securities or property, or other forms of payment, or any combination, as determined by the Committee.
     “Permitted Transferee” means, except as otherwise determined by the Committee, (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of this Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, (ii) Participants’ family members who acquire Awards from the Participant other than for value, through a gift or a domestic relations order, and (iii) any trust established for the benefit of any person described in clause (i) above. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights; nor (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.
     “Plan” will mean this Trico Marine Services, Inc. 2010 Long-Term Incentive Plan.
     “Purchased Option” will mean a Stock Option that is sold to an Eligible Person at a price determined by the Committee. Purchased Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

     “Restricted Period” has the meaning set forth in subsection 8(b).
     “Restricted Stock” will mean an Award of Shares that is issued subject, in part, to the terms, conditions and restrictions described in Section 8.
     “Restricted Stock Units” will mean an Award of a right to receive Shares that is issued subject, in part, to the terms, conditions and restrictions described in Section 8.
     “Rule 16b-3” will mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.
     “Section 162(m)” will mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.
     “Shares” will mean shares of common stock, par value $.01 per share, of Trico Marine Services and stock of any other class into which such shares may be changed.
     “Stock Appreciation Right” will mean an Award of a right to receive (without payment to Trico Marine Services) cash, Shares, Other Trico Securities or property, or other forms of payment, or any combination, as determined by the Committee, based on the increase in the value of the number of Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.
     “Stock Option” will mean an Award of a right to purchase Shares. The term Stock Option will include Nonqualified Stock Options, Incentive Stock Options and Purchased Options.
     “Ten Percent Employee” will mean an employee of the Company who owns stock representing more than ten percent of the voting power of all classes of stock of Trico Marine Services or any parent or subsidiary of Trico Marine Services.
     “Treasury Regulation” will mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.
     “Trico Marine Services” will mean Trico Marine Services, Inc., a Delaware corporation

Appendix B
AMENDMENT TO SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED
     The first sentence of Article FOUR of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, shall be amended and restated in its entirety to read as follows:
     “FOUR: Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred-Five Million (105,000,000) shares, par value $.01 per share, of which One Hundred Million (100,000,000) shall be common stock (the “Common Stock”) and Five Million (5,000,000) shall be Preferred Stock (the “Preferred Stock”).”

B-1

Appendix C
AMENDMENT TO SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED
     Article FIVE Section 2 of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, shall be amended and restated in its entirety to read as follows:
     “Section 2. Election of Directors. Commencing with the annual meeting of stockholders in the calendar year 2011, directors shall be elected to hold office until the next annual meeting of stockholders; provided that the terms of directors elected prior to such annual meeting will not be shortened. For the avoidance of doubt, the term of directors elected at the 2009 annual meeting of stockholders shall expire at the annual meeting of stockholders to be held during calendar year 2012, and the term of directors elected at the 2010 annual meeting of stockholders shall expire at the annual meeting of stockholders to be held during calendar year 2013. In all cases, each director shall hold office until his or her successor shall have been duly elected and qualified.”
     The last sentence of Article FIVE Section 4 of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, shall be deleted, and in lieu thereof the following sentences shall be added to such Article FIVE Section 4:
     “A person elected to fill a newly created directorship resulting from an increase in the size of the Board of Directors shall hold office until the next annual meeting of stockholders. A person elected by the Board of Directors or by a vote of the stockholders to fill a vacancy occurring on the Board of Directors for any other reason shall have the same remaining term as that of his predecessor. In all cases, each director shall hold office until his or her successor shall have been duly elected and qualified.”

C-1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 BELOW, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2010 IN PROPOSAL 2, FOR APPROVING THE TRICO MARINE SERVICES, INC. 2010 LONG-TERM INCENTIVE PLAN IN PROPOSAL 3, FOR INCREASING THE COMPANY’S AUTHORIZED SHARES IN PROPOSAL 4, AND FOR DECLASSIFYING THE COMPANY’S BOARD OF DIRECTORS BY AMENDING ITS CHARTER IN PROPOSAL 5.

Please	☐
Mark Here for
Address Change or
Comments
SEE REVERSE SIDE

1.	Election of Directors	FOR all nominees	AGAINST	ABSTAIN
		listed below (except as marked to the contrary below)	with respect to all nominees listed below	with respect to all nominees Listed below
		☐	☐	☐
INSTRUCTIONS: To vote “against” any nominee, strike a line through the nominee’s name listed below.
01 Edward C. Hutcheson, Jr.
02 Myles W. Scoggins
03 Per Staehr

2.	Ratification of the appointment of Pricewaterhouse Coopers, LLP, certified public accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Approve the Trico Marine Services, Inc. 2010 Long-Term Incentive Plan	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	Approve an amendment to the Company’s charter to increase the total number of authorized shares of the Company’s common stock from 50,000,000 shares to 100,000,000 shares	FOR	AGAINST	ABSTAIN
		☐	☐	☐

5.	Approve an amendment to the Company’s charter to declassify the Company’s Board of Directors.	FOR	AGAINST	ABSTAIN
		☐	☐	☐
The proxyholders (or their substitutes) may vote in their discretion, to transact such other business as may properly come before the meeting and any adjournments or postponements thereof including to vote for the election of such substitute nominee(s) for director as such proxies may select in the event that any nominee(s) named above become unable to serve.

C-2

Please mark this box ONLY if stock owned of record or beneficially by you is owned or controlled by persons who are not U.S. citizens. A person is not a U.S. citizen if such person (including an individual, a partnership, a corporation, a limited liability company or an association) is (1) any foreign government or representative thereof; (2) any corporation, the chief executive officer by any title or chairman of the board of directors of which is not a U.S. citizen, or of which more than a minority of the number of its directors necessary to constitute a quorum are not U.S. citizens; (3) any corporation organized under the laws of any foreign government; (4) any corporation of which 25% or greater interest is Owned Beneficially or of record, or may be voted by, one or more persons who are not U.S. citizens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by one or more persons who are not U.S. citizens; (5) any partnership, limited liability company, or association which is controlled by one or more persons who are not U.S. citizens; or (6) any person (including an individual, partnership, corporation, limited liability company or association) who acts as representative of or fiduciary for any person described in clauses (1) through (5) above. ☐
Date:                     , 2010

Signature of Stockholder

Additional Signature, if held jointly

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE THREE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 ABOVE, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2010 IN PROPOSAL 2 ABOVE, FOR APPROVING THE TRICO MARINE SERVICES, INC. LONG-TERM INCENTIVE PLAN IN PROPOSAL 3 ABOVE, FOR FOR INCREASING THE COMPANY’S AUTHORIZED SHARES IN PROPOSAL 4 ABOVE, AND FOR DECLASSIFYING THE COMPANY’S BOARD OF DIRECTORS BY AMENDING ITS CHARTER IN PROPOSAL 5 ABOVE. THE PROXY HOLDERS NAMED ABOVE (OR THEIR SUBSTITUTES) WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The proxy statement and annual report for the year ended December 31, 2009 are available at investor.tricomarine.com/sec.cfm.
FOLD AND DETACH HERE
Submit Your Proxy by Mail
Mark, sign and date
your proxy card and
return it in the enclosed
postage-paid envelope.

TRICO MARINE SERVICES, INC.
10001 WOODLOCH FOREST DRIVE, SUITE 610
THE WOODLANDS, TEXAS 77380
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TRICO MARINE SERVICES, INC.
The undersigned does hereby nominate, constitute and appoint Rishi A. Varma and Geoff A. Jones, and each of them, as true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, and hereby authorizes either of them to represent and to vote, in the manner provided below, all shares of common stock of Trico Marine Services, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on June 10, 2010, or any postponement(s) or adjournment(s) thereof, with all of the powers which would be possessed by the undersigned if personally present. By executing this proxy, the undersigned (i) hereby revokes any previously executed proxy with respect to all proposals and (ii) hereby acknowledges receipt from the Company, prior to the execution of this proxy, of the notice of Annual Meeting and the accompanying proxy statement.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)
FOLD AND DETACH HERE